UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ____________________________

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
EHEALTH, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

13620 Ranch Road 620 N, Suite A250
Austin, TX 78717
(737) 248-2340
April 26, 2024
Dear Fellow Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”), that will be held on June 12, 2024 at 9:00 a.m., Eastern Time, and any postponement, adjournment or continuation thereof. We will hold the Annual Meeting in a virtual format via live webcast at www.virtualshareholdermeeting.com/EHTH2024.
On or about April 26, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access the Company’s proxy statement and the annual report, how to vote online or by telephone, and how to receive a paper copy of the proxy materials by mail. If you requested to receive printed proxy materials, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.
We are confident that our director candidates have the professional achievements, skills, experiences and reputations that qualify each of them to oversee the Company’s management and the execution of our long-term strategic plan to realize stockholder value. The Board of Directors unanimously recommends that you vote “FOR” the election of Erin L. Russell, Cesar M. Soriano and Dale B. Wolf to the Board of Directors (Proposal 1), “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2), “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3), “FOR” the approval of the eHealth, Inc. 2024 Equity Incentive Plan (Proposal 4) and “FOR” the approval of an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares (Proposal 5).
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Returning the proxy or voting instruction form or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.
Thank you for your ongoing support of eHealth, Inc.

Sincerely yours,

Francis S. Soistman Chief Executive Officer and Director

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Notice of 2024 Annual Meeting of Stockholders
to be held on June 12, 2024
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To the Stockholders of eHealth, Inc.:
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of eHealth, Inc., a Delaware corporation (the “Company”), will be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2024, on June 12, 2024 at 9:00 a.m., Eastern Time, for the following purposes:
1.To elect the three Class III director nominees named in the accompanying proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal;
2.To vote to approve, on an advisory basis, the compensation of our Named Executive Officers;
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
4.To vote to approve the eHealth, Inc. 2024 Equity Incentive Plan;
5.To vote to approve an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares; and
6.To transact such other business as may properly come before the Annual Meeting or at any postponement, adjournment or continuation thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. Only stockholders of the Company as of the close of business on April 15, 2024 (the “Record Date”) and their proxies are entitled to notice of, to attend and/or to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.
All stockholders as of the Record Date are cordially invited to attend the Annual Meeting. You are urged to vote even if you sold your shares after the Record Date. You may vote over the Internet, as well as by telephone, or by mailing a proxy card or voting instruction form. Further instructions regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.
Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

Gavin G. Galimi Senior Vice President, General Counsel and Corporate Secretary
Austin, Texas
April 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2024 ANNUAL MEETING TO BE HELD ON JUNE 12, 2024.
The proxy statement, the accompanying proxy card, and the annual report are available free of charge at www.proxyvote.com/EHTH. Information on this website, other than this proxy statement, is not a part of this proxy statement.
Please sign, date and promptly return the proxy card or voting instruction form, or grant a proxy and give voting instructions by Internet or telephone, so that you may be represented at the Annual Meeting. Instructions are available on the Notice of Internet Availability of Proxy Materials, your proxy card or on the voting instruction form provided by your bank, broker, or other nominee.
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The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including each appendix, carefully and in its entirety.

EHEALTH, INC.
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS

13620 Ranch Road 620 N, Suite A250
Austin, TX 78717
(737) 248-2340

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PROXY STATEMENT
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The Board of Directors (the “Board” or “Board of Directors”) of eHealth, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “eHealth”), is soliciting proxies to be used at our Annual Meeting of Stockholders to be held solely via live webcast at www.virtualshareholdermeeting.com/EHTH2024 on June 12, 2024 at 9:00 a.m., Eastern Time, and for any postponement, adjournment or continuation thereof (the “Annual Meeting”).
On or about April 26, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report, how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
Why did I receive these proxy materials?
We are providing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described below. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting.
Your vote is very important. Please submit your vote via the Internet, telephone or mail as soon as possible by following the voting instructions on the proxy card or Notice, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a bank, broker, dealer or other nominee, follow the instructions provided by your nominee on your voting instruction form or otherwise to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Five proposals are scheduled to be voted on at the Annual Meeting:
1.The election of the three Class III director nominees named in this proxy statement to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal (Proposal 1);
2.A vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 2);
3.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3);
4.A vote to approve the eHealth, Inc. 2024 Equity Incentive Plan (Proposal 4); and
5.A vote to approve an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares (Proposal 5).

What are the recommendations of the Board of Directors?
Our Board of Directors unanimously recommends that you vote:
1.“FOR” the election of the three Class III director nominees named in this proxy statement (Proposal 1);
2.“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2);
3.“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3);
4.“FOR” the approval of the eHealth, Inc. 2024 Equity Incentive Plan (Proposal 4); and
5.“FOR” the approval of an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares (Proposal 5).
Will there be any other items of business on the agenda?
We do not expect any other items of business beyond those described in this proxy statement because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the proxy card gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the Annual Meeting. The proxy holders intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, and our Board of Directors has not reduced the authorized number of directors on our Board of Directors, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
What constitutes a quorum?
As of the close of business on April 15, 2024 (the “Record Date”), there were 29,121,118 shares of our common stock and 2,250,000 shares of Series A preferred stock outstanding. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date, and each holder of our Series A preferred stock is entitled to that number of votes calculated in accordance with the Certificate of Designations of Series A Preferred Stock (“Certificate of Designations”) previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021. As of the close of business on the Record Date, the holder of all of our outstanding Series A preferred stock was entitled to 3,932,167 votes at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our capital stock outstanding on the Record Date will constitute a quorum. The holders of our capital stock were entitled to an aggregate of 33,053,285 votes as of the close of business on the Record Date. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Who is entitled to vote?
Stockholders holding shares of our common stock or Series A preferred stock at the close of business on the Record Date vote as a single class at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. The holder of all of our outstanding Series A preferred stock was entitled to 3,932,167 votes as of the Record Date. For additional information regarding the voting rights of the Series A preferred stock please see the Certificate of Designations.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered with respect to those shares the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.
How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/EHTH2024. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on June 12, 2024. We encourage you to access the meeting prior to the start time.
Your vote is very important. Please submit your voting instructions or proxy card even if you plan to attend the Annual Meeting.
How do I vote my shares?
Stockholders may vote on matters that are properly presented at the Annual Meeting in four ways:
    •    By completing the proxy card and returning it to the Company at the address noted;
    •    By submitting your vote telephonically;
    •    By submitting your vote electronically via the Internet; or
    •    By attending and voting your shares at the Annual Meeting.
The Company is offering registered stockholders the opportunity to vote their shares by telephone or electronically through the Internet, in addition to following the traditional method of completing a paper proxy card and returning it by mail. Stockholders may vote by telephone or via the Internet by following the procedures described on the proxy card. To vote via telephone or the Internet, please have the proxy card in hand and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.
If your shares are held in a stock brokerage account or by a bank or other nominee, follow the instructions provided by your broker, bank or other nominee for voting your shares prior to the Annual Meeting.
The instructions by which you may vote your shares at the Annual Meeting differ based on whether you hold shares in your name as the stockholder of record or beneficially in street name. Shares held beneficially in street name may be voted at the Annual Meeting only if you first obtain a legal proxy from the broker, bank or other nominee that holds your shares as of the Record Date. The Company is not involved in the provision of legal proxies from brokers to beneficial stockholders. If you either do not request a legal proxy prior to the Annual Meeting or your broker fails to provide you a legal proxy, then you will not be able to vote at the Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Annual Meeting. Stockholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks, or other nominees.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Corporate Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to our Corporate Secretary before the proxy is exercised or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee or by obtaining a legal proxy prior to the Annual Meeting and attending the meeting and voting.
How are votes counted?
In the election of the Class III directors (Proposal 1), you may vote “FOR” the Company’s nominees or your vote may be “WITHHELD” with respect to one or more of the Company’s nominees. With respect to the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 2), the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3), the vote to approve the eHealth, Inc. 2024 Equity Incentive Plan (Proposal 4) and the vote to approve an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares (Proposal 5) you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has no effect on the voting results, although abstentions are considered for the purpose of determining the presence of a quorum. If you provide specific instructions, your shares will be voted as you instruct.
What vote is required to approve each item?
•Proposal 1. The election of the Class III directors requires a plurality, meaning that the three nominees receiving the highest number of “FOR” votes will be elected. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee by choosing to “WITHHOLD” authority to vote will have no effect on the outcome of the election.
•Proposal 2. The vote to approve, on an advisory basis, the compensation of our Named Executive Officers requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. As an advisory vote, this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
•Proposal 3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy.
•Proposal 4. The vote to approve the eHealth, Inc. 2024 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy.
•Proposal 5. The vote to approve an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy.
Abstentions will have no effect on the outcome of the vote on these proposals, although abstentions are considered for the purpose of determining the presence of a quorum. For a discussion of the impact of broker non-votes on the proposals, see “What are broker non-votes and what effect do they have on the proposals?” below.
What are broker non-votes and what effect do they have on the proposals?
If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (1) has not received voting instructions from the beneficial owner with respect to a particular proposal and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as our sole routine matter, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 3), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our Class III directors (Proposal 1), the vote to approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 2), the vote to approve the eHealth, Inc. 2024 Equity Incentive Plan (Proposal 4) and the vote to approve an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares (Proposal 5).
Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting no later than the tenth day prior to the meeting between the hours of 10:00 a.m. and 6:00 p.m., Eastern Time, at our principal executive offices located at 13620 Ranch Road 620 N, Suite A250, Austin, TX 78717 by contacting our General Counsel and Corporate Secretary.
What does it mean if I receive more than one notice from the Company or proxy card?
You may receive more than one set of proxy materials, including multiple proxy cards, if you hold shares that are registered in more than one account—please vote the proxy card for every account you own. The latest dated proxy you submit will be counted.
Is cumulative voting permitted for the election of directors?
No. Neither our charter nor our bylaws permit cumulative voting at any election of directors.
Why are you holding a virtual meeting instead of a physical meeting?
We believe a virtual meeting format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world.
I am a stockholder, and I only received a copy of the Notice in the mail. How may I obtain a full set of the proxy materials?
In accordance with the “notice and access” rules of the Securities and Exchange Commission, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
I share an address with another stockholder, and we received only one printed copy of the Notice and/or proxy materials. How may I obtain an additional copy of the Notice and, if applicable, the proxy materials?
We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and our annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and our annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, these proxy materials or our annual report, stockholders may contact us at the following address and telephone number:

Investor Relations
eHealth, Inc.
13620 Ranch Road 620 N, Suite A250
Austin, TX 78717
(737) 248-2340
Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Who pays the cost of proxy solicitation?
The costs and expenses of soliciting the proxy accompanying this proxy statement from stockholders will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have shares of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Our employees, officers, directors and director nominees may solicit proxies in person, by telephone or by electronic communication following the original solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our shares.
Who will tabulate the votes?
Our officers are authorized to designate an inspector of elections for the meeting. All votes will be tabulated as required by Delaware law, the state of our incorporation, by an appropriate inspector of elections appointed for the Annual Meeting.
What is the date of our fiscal year end?
This proxy statement provides information about the matters to be voted on at the Annual Meeting and additional information about us and our executive officers and directors. Some of the information is provided as of the end of our 2023 fiscal year and some information is provided as of a more current date. Our fiscal year ends on December 31.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors
Our Board of Directors currently consists of eight directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board of Directors is elected each year.
The following table provides certain information regarding each of our directors as of April 26, 2024.

Name	Class	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Government and Regulatory Affairs Committee
Andrea C. Brimmer	II	Yes		Member	Chair
Beth A. Brooke †	II	Yes	Chair			Member
A. John Hass, III	I	Yes		Member		Chair
Erin L. Russell †	III	Yes	Member	Chair
Francis S. Soistman	I	No
Cesar M. Soriano	III	Yes		Member
Aaron C. Tolson	I	Yes		Member	Member	Member
Dale B. Wolf † ‡	III	Yes	Member		Member
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†     Financial Expert
‡    Chairperson of the Board of Directors
Nominees for Class III Directors
This section provides information as of the date of this proxy statement about each of our nominees for director. The information presented includes information each nominee has given us about the nominee’s age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our nominees that contribute to the Board of Directors’ effectiveness as a whole. We believe that each of our nominees possesses integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.
The names of the nominees for Class III directors and certain biographical information about them as of the date of this proxy statement are set forth below:

Name	Age	Position and Office Held with the Company	Director Since
Erin L. Russell(1)	50	Director	2021
Cesar M. Soriano(2)	56	Director	2021
Dale B. Wolf(3)	70	Chairperson of the Board	2019
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(1)Ms. Russell serves as Chairperson of the Compensation Committee and as a member of the Audit Committee and Equity Incentive Committee of our Board of Directors.
(2)Mr. Soriano serves as a member of the Compensation Committee of our Board of Directors.
(3)Mr. Wolf serves as Chairperson of our Board of Directors and as a member of the Audit Committee and the Nominating and Corporate Governance Committee of our Board of Directors
Erin L. Russell. Director. Erin Russell has served as a director since July 2021. Ms. Russell has served as a member of the board of directors of Kadant Inc., a global supplier of engineered systems, since January 2019, and as a board member of Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, from March 2020 until it was acquired in June 2022 and ceased being a public company. Previously, Ms. Russell served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, from August 2020 until August 2021. She was also a principal of Vestar

Capital Partners, L.P., a private equity firm specializing in management buyouts, recapitalizations and growth equity investments, from August 2001 until April 2017. While at Vestar, Ms. Russell served on the boards of directors of a number of companies, including most recently as a director of DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, from 2012 until July 2015 and as a director of 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments, from 2008 until September 2016. She also served as a director of DynaVox Inc., a communications device manufacturer, from 2004 until 2014. Ms. Russell is currently chair of the board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and chair of the advisory boards of McIntire School of Commerce and the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell holds a B.S. in commerce, with a concentration in accounting, from the McIntire School of Commerce, University of Virginia and an M.B.A. from Harvard Business School. Ms. Russell brings to our Board of Directors a high level of financial literacy and experience with capital and credit markets gained through working with a variety of private equity portfolio companies and from serving on the boards of directors of companies in the healthcare sector.
Cesar M. Soriano. Director. Cesar Soriano has served as a director since May 2021. Mr. Soriano has served as chief executive officer of Confie Corporation, a leading national personal lines insurance distributor, since August 2017. Mr. Soriano joined Confie Corporation in September 2016 as its chief strategy officer and subsequently served as its chief operating officer from November 2016 to July 2017 where he defined and led Confie’s stabilization, integration, innovation and growth plan. Mr. Soriano also served as president and chief executive officer of Interstate National Corporation, a provider of finance and insurance products and services, from 2011 to 2016. Mr. Soriano’s background also includes roles as chief executive officer and president of RSM McGladrey Financial Process Outsourcing Solutions, leader of business transformation at TravelClick, Inc., senior vice president, global operations at Bowne Corporation, vice president, reengineering and strategy at Dun and Bradstreet, and leadership roles at Xerox Corporation. Mr. Soriano started his career having served worldwide, including in Southwest Asia, as a military intelligence officer in the United States Army. Mr. Soriano holds a B.S. in electrical engineering and a M.S. in management information systems from the Florida Institute of Technology. Mr. Soriano identifies as Filipino and Spanish and offers his diversity of experience and background. Mr. Soriano brings to our Board of Directors over 20 years of experience driving key, tangible outcomes in leadership roles within financial, insurance and business services industries, including transformational leadership for companies that rely on online, telephonic and in-person sales operations.
Dale B. Wolf. Chairperson of the Board. Dale Wolf has served as a director since August 2019 and as Chairperson of our Board of Directors since September 2021. Mr. Wolf served as president and chief executive officer of One Call Care Management, a provider of specialized solutions to the workers’ compensation industry, from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf also served as the president and chief executive officer of DBW Healthcare, Inc., a health care consulting company, from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as chief executive officer of Coventry Health Care, Inc. (acquired by Aetna, which was acquired by CVS), a diversified national health care company and issuer of health insurance plans, including Medicare Advantage plans, and served as the executive vice president, chief financial officer and treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf holds a B.A. in mathematics from Eastern Nazarene College, completed the MIT Sloan School senior executive program and is a Fellow of the Society of Actuaries. Mr. Wolf serves as chairman of the board of directors of Molina Healthcare, Inc. and as a member of the board of directors of AdaptHealth Corp. Mr. Wolf brings to our Board of Directors extensive knowledge of the managed care and health insurance industry and expertise in executive management, business and financial strategies.
Continuing Directors
This section provides information as of the date of this proxy statement about our directors who will not be standing for election at the Annual Meeting but who will continue to serve until their terms expire at the annual meetings to be held in the years set forth below. The information presented includes information each director has given us about his or her age, positions held, principal occupation and business experience for at least the past five years, and directorships of publicly-held companies for the past five years. We also describe the specific qualifications of each of our directors that contribute to the Board of Directors’ effectiveness as a whole. We believe that all of our directors possess integrity, honesty, sound judgment, high ethical standards and a commitment of service to us.

Name	Age	Class	Position and Office Held with the Company	Year Term Expires
Andrea C. Brimmer(1)	58	II	Director	2026
Beth A. Brooke(2)	64	II	Director	2026
A. John Hass, III(3)	58	I	Director	2025
Francis S. Soistman(4)	67	I	Chief Executive Officer and Director	2025
Aaron C. Tolson(5)	46	I	Director	2025
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(1)Ms. Brimmer serves as Chairperson of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of our Board of Directors.
(2)Ms. Brooke serves as Chairperson of the Audit Committee and as a member of the Government and Regulatory Affairs Committee of our Board of Directors.
(3)Mr. Hass serves as Chairperson of the Government and Regulatory Affairs Committee and as a member of the Compensation Committee of our Board of Directors.
(4)Mr. Soistman serves as a member of the Equity Incentive Committee of our Board of Directors.
(5)Mr. Tolson serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Government and Regulatory Affairs Committee of our Board of Directors.
Andrea C. Brimmer. Director. Andrea Brimmer has served as a director since December 2018. Ms. Brimmer has served as enterprise chief marketing and public relations officer of Ally Financial Inc., a leading digital financial services company, since May 2015. Ms. Brimmer served as chief marketing officer of Ally Auto from 2010 to January 2015 and as marketing executive from 2007 to 2010. From 1988 to 2007, Ms. Brimmer held various marketing, business development and public relations positions at an advertising agency, Campbell-Ewald Advertising, including as executive vice president and account director. Ms. Brimmer holds a B.A. in advertising from Michigan State University. Ms. Brimmer brings to our Board of Directors her expertise in marketing, public relations and business development acquired in the course of serving as the chief marketing officer of a leading digital financial services company and as an executive at an advertising agency.
Beth A. Brooke. Director. Beth Brooke has served as a director since August 2019. In addition, Ms. Brooke serves as a member of the board of directors of the New York Times Company and on the private company board of SHEEX. She served as the global vice chair of public policy for EY (formerly Ernst & Young), a global professional services network, from 2007 to June 2019, and as EY Americas’ vice chair of public policy, sustainability and stakeholder engagement from 2001 to 2007. She was the global sponsor for EY’s diversity and inclusion efforts. Ms. Brooke also held various roles in strategy, corporate development and tax practice management at EY from 1981 to 2001. During the Clinton administration, Ms. Brooke served in the U.S. Department of the Treasury and was responsible for tax policy matters related to insurance and managed care, including working on healthcare and superfund legislative reform efforts. She holds a B.S. in industrial management/computer science with highest distinction from Purdue University, where she played intercollegiate basketball, and is a certified public accountant. Ms. Brooke brings to our Board of Directors extensive knowledge of accounting and policy matters including healthcare policy from over thirty years of service at EY and as a prominent, trusted voice on public policy matters for the accounting and auditing profession and has extensive strategy, corporate development and executive management expertise. She is a prominent LGBT+ corporate leader and also brings extensive experience around diversity, inclusion and social justice. Ms. Brooke graduated from Purdue University in 1981, earning with Highest Distinction a B.S. in Industrial Management/Computer Science. She has received Honorary Doctorates from Purdue, Babson College and Indiana University. She is a Fellow in the Life Management Institute and a Certified Public Accountant, licensed in Indiana, the District of Columbia and New York (inactive).
A. John Hass, III. Director. John Hass has served as a director since March 2021. Mr. Hass served as chairman of the board and chief executive officer of Rosetta Stone Inc., a leading provider of technology-based learning solutions, from April 2016 to October 2020. Previously, Mr. Hass served as president of Rosetta Stone Inc. from April 2016 to January 2019 and as interim president and chief executive officer from April 2015 to April 2016. From September 2012 until November 2014, he was a senior advisor to Osmium Partners, LLC, an alternative asset management firm. Mr. Hass was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the senior financial officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the chief executive officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a managing director in the investment banking division. In addition, Mr. Hass serves on the supervisory board of Babbel GmbH and on the board of directors of ARC Clean Technology, Inc. and The University of Chicago Laboratory Schools, serves as member of the Photography Committee of the Art Institute of Chicago and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his B.S. in Finance from the University of Illinois at Urbana-Champaign. Mr. Hass brings to our Board of Directors significant experience in executing value-generative transformation and advancing profitable innovation, as well as deep finance and operational expertise, including with respect to direct-to-consumer, subscription-based business models.
Francis S. Soistman. Director and Chief Executive Officer. Fran Soistman has served as our Chief Executive Officer and member of our Board of Directors since November 2021. Mr. Soistman founded and previously served as president of Healthcare Management and Transformation Advisory Services LLC, an advisory services company operating in the healthcare space, from January 2020 to November 2021. From January 2013 to September 2019, Mr. Soistman was executive vice president at CVS Health, a health solutions company, and president of government services at Aetna, a managed care company. Prior to his tenure at Aetna, Mr. Soistman co-founded Jessamine Healthcare, having previously served in executive leadership across a number of health care and managed care companies, including Coventry Healthcare, Principal Health Care and Blue Cross Blue Shield of Maryland. Mr. Soistman holds a B.S. in accounting and finance from Towson University and is a graduate of the Stanford University executive program. Mr. Soistman has nearly four decades of diverse experience in healthcare and managed care and brings a demonstrated ability to lead operational transformations, financial turnarounds and accelerated profitable growth businesses in the insurance space.
Aaron C. Tolson. Director. Aaron Tolson has served as a director since August 2021. Mr. Tolson has served as a principal and managing director of H.I.G. Capital, an alternative asset manager, since April 2014. Mr. Tolson also serves on the private company boards of General Datatech L.P., Buck Global LLC, Lionbridge Technologies, Inc., Badger Maps, Inc., Mainline Information Systems LLC and Recorded Books, Inc. Prior to joining H.I.G. Capital, Mr. Tolson was an investment professional at the private equity firms Summit Partners and American Securities. Mr. Tolson was also previously the co-founder and chief executive officer of a mobile enterprise software company. Mr. Tolson holds a B.S. in systems engineering from the U.S. Military Academy at West Point and an M.B.A. from the Stanford Graduate School of Business. Mr. Tolson brings to our Board of Directors extensive experience as a private equity investor, focusing on investments in technology and business services.
Board Independence
The Board of Directors has determined that each of its current directors and director nominees, except Mr. Soistman, is independent within the meaning of the Nasdaq Stock Market director independence standards, as currently in effect.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board of Directors should be free to choose a Chairperson of the Board and/or a lead independent director in any way it deems best for the Company at a given point in time. Our Board of Directors recognizes that no single leadership model is right for all companies at all times and periodically reviews its leadership structure as a result. Dale B. Wolf, an independent director, was appointed as Chairperson of the Board of Directors in September 2021. The Chairperson of our Board of Directors has the following responsibilities:
•develop the agendas for all meetings of the Board of Directors with the Chief Executive Officer; and
•call special meetings of the independent directors, develop agendas for such meetings and chair all meetings of independent directors.
Accordingly, the Chairperson of our Board of Directors has the ability to shape the work of our Board of Directors. Our Board of Directors believes that our current leadership structure promotes the independence of our Board of Directors in its oversight of our business affairs and facilitates information flow between management and our Board of Directors.

The Board’s Role in Risk Oversight
The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing the Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors and the ad hoc Financing Committee of the Board of Directors; regulatory risks are overseen by the Government and Regulatory Affairs Committee of the Board of Directors; financial and cybersecurity risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; and risks associated with director independence and potential conflicts of interest, and environmental, social and governance matters are overseen by the Nominating and Corporate Governance Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee. In addition, our Chairperson of the Board of Directors promotes communication and consideration of matters presenting significant risks to us through his role in contributing to meetings of our Board of Directors and acting as a conduit between our independent directors and our Chief Executive Officer on sensitive issues.
Committees of the Board of Directors
Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Government and Regulatory Affairs Committee and an Equity Incentive Committee, each of which has the composition and responsibilities described below. Each Committee acts pursuant to a written charter or, in the case of the Equity Incentive Committee, a written policy, approved by the Board of Directors. From time to time, our Board of Directors also appoints ad hoc committees such as the Financing Committee to facilitate decision-making. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Audit Committee. The current members of our Audit Committee are Mses. Brooke and Russell and Mr. Wolf. Ms. Brooke succeeded Mr. Randall S. Livingston, who did not stand for re-election at the 2023 Annual Meeting of Stockholders, as Chairperson of the Audit Committee, and Mr. Wolf became a member of the Audit Committee following the 2023 Annual Meeting of Stockholders. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission for audit committee membership. Our Board of Directors has also determined that each Audit Committee member meets the financial sophistication requirements of the Nasdaq Stock Market and that each of Mses. Brooke and Russell and Mr. Wolf is an “audit committee financial expert” as defined in Securities and Exchange Commission rules. The Audit Committee held nine meetings, including one combined meeting with the Board of Directors, during 2023.
Among other duties, our Audit Committee:
•appoints an independent registered public accounting firm to serve as independent auditor to audit our financial statements and internal control over financial reporting;
•discusses the scope and results of the audit with the independent auditor and reviews with management and the independent auditor our interim and year-end operating results;
•reviews the adequacy of our internal accounting controls and audit procedures;
•pre-approves all audit and permissible non-audit and tax services to be performed by the independent auditor;
•prepares the report that the Securities and Exchange Commission requires in our annual proxy statement;
•discusses guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk; and
•reviews and assesses the effectiveness of the Company’s policies, procedures and resource commitment in the area of cybersecurity and data protection, as well as risks and exposures associated with cybersecurity, information security and privacy matters.

The Audit Committee has the sole authority and direct responsibility for appointing, retaining, evaluating, compensating, overseeing, and, where appropriate, terminating and replacing the independent auditor. All audit services and permissible non-audit and tax services, other than de minimis non-audit services, to be provided to us by our independent auditor are approved in advance by our Audit Committee.
Compensation Committee. The current members of our Compensation Committee are Mses. Brimmer and Russell, and Messrs. Hass, Soriano and Tolson. During 2023, the Compensation Committee consisted of Ms. Brimmer and Messrs. Hass, Soriano and Tolson, with Mr. Tolson serving as Chairperson. In January 2024, Ms. Russell joined the Compensation Committee and succeeded Mr. Tolson, who remains a member of the Compensation Committee, as Chairperson of the Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee meets the applicable requirements for independence of the Nasdaq Stock Market and the Securities and Exchange Commission. The purpose of our Compensation Committee is to assist our Board of Directors in determining the compensation of our executive officers and directors. The Compensation Committee held four meetings during 2023.
Among other duties, our Compensation Committee:
•establishes the corporate goals and objectives that pertain to the variable compensation of our Chief Executive Officer;
•evaluates at least annually our Chief Executive Officer’s performance;
•determines our Chief Executive Officer’s compensation, based on the Committee’s evaluation of his or her performance and other relevant criteria;
•determines, in consultation with our Chief Executive Officer, the compensation of our executive officers other than the Chief Executive Officer;
•reviews, approves and makes recommendations to our Board of Directors to approve the policies and practices concerning the compensation of members of our Board of Directors at least annually, including determining the compensation of members of our Board of Directors;
•makes recommendations to our Board of Directors regarding adopting, amending or terminating equity incentive plans (including changes in the number of shares reserved for issuance thereunder);
•establishes, administers, amends and/or terminates incentive compensation plans for our executive officers;
•administers our equity incentive plans and may delegate to another Committee of our Board of Directors the concurrent authority to make awards under our equity incentive plans to individuals other than executive officers;
•reviews and discusses with management and recommends the compensation discussion and analysis to be included in our proxy statement or annual report and issues any compensation-related report required by the Securities and Exchange Commission to be included in our proxy statement or annual report;
•conducts a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board and works with our Board in evaluating potential successors to these executive officer positions; and
•assesses risks relating to compensation plans and arrangements.
The Compensation Committee may, to the extent permitted under applicable law, the rules of the Nasdaq Stock Market, the Securities and Exchange Commission and the Internal Revenue Code (the “Code”), and our certificate of incorporation and bylaws, form and delegate authority to subcommittees when appropriate.
Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Ms. Brimmer and Messrs. Tolson and Wolf. Ms. Brimmer is Chairperson of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee meets the applicable requirements for independence of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held four meetings during 2023.
Among other duties, our Nominating and Corporate Governance Committee:
•identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors;

•conducts searches for appropriate members of the Board of Directors;
•oversees the evaluation of the performance of our Board of Directors and of individual directors, including conducting annual written and/or oral evaluations with external counsel and offering director continuing education opportunities;
•reviews developments in corporate governance practices and makes recommendations to the Board of Directors concerning corporate governance matters; and
•oversees our strategy relating to environmental, social and governance matters.
Government and Regulatory Affairs Committee. The current members of our Government and Regulatory Affairs Committee are Ms. Brooke and Messrs. Hass and Tolson. Mr. Hass succeeded Mr. Livingston, who did not stand for re-election at the 2023 Annual Meeting of Stockholders, as a member, and Ms. Brooke, who remains a member of the Government and Regulatory Affairs Committee, as Chairperson of the Government and Regulatory Affairs Committee. The Government and Regulatory Affairs Committee held four meetings during 2023.
Among other duties, our Government and Regulatory Affairs Committee:
•reviews our goals and objectives relating to the governmental affairs, regulatory, public policy and political developments impacting our business;
•provides insight and awareness to our Board of Directors on emerging issues relating to political and regulatory development at the federal and state levels, and the practical impact to us of such developments; and
•assists in the preparation of our response to any unusual situation or crisis relating to a regulatory or political development.
Equity Incentive Committee. In 2023, the Equity Incentive Committee consisted of Messrs. Soistman and Tolson. In January 2024, Ms. Russell succeeded Mr. Tolson following her appointment as Chairperson of the Compensation Committee. The Equity Incentive Committee has the authority to grant equity-based awards within certain guidelines approved by our Board of Directors to newly hired employees and consultants who are not our executive officers or directors. Equity awards may be granted by the Equity Incentive Committee in accordance with the terms and conditions of the Equity Award Policy (see description below) adopted by our Board of Directors. The Equity Incentive Committee did not meet in 2023 because our Compensation Committee fulfilled the functions and responsibilities of the Equity Incentive Committee during 2023.
Succession Planning
Our Board of Directors periodically discusses management succession planning in meetings and executive sessions at both the Board and committee level. As described in our Corporate Governance Guidelines and its charter, the Compensation Committee periodically reviews succession planning for our executive officers, reporting its findings and recommendations to our Board and works with our Board in evaluating potential successors to these executive officer positions. The Compensation Committee periodically discusses and evaluates succession plans, including short-term and long-term succession plans for development, retention and replacement of senior leaders. Directors regularly interact and engage with not only senior management talent and potential successors to executive management positions, but also high-potential leaders throughout the Company. This engagement occurs in Board and committee meetings held throughout the year, as well as through informal updates and regular one-on-one touchpoints.
Our Board of Directors also believes that developing its own succession plan is important and periodically reviews its director selection criteria and its approach to Board and committee leadership structure and membership, with a focus on critical board skills, diversity and independence.
Board Self-Assessment and Board Composition Assessment Processes
Our Board of Directors conducts periodic self-assessments to assess the effectiveness of the Board of Directors and each of its committees. As part of this process, our Board has delegated to its Nominating and Corporate Governance Committee the responsibility to facilitate this self-assessment and report the results thereof to our Board of Directors.

Our periodic Board self-assessment also includes a board composition review, as facilitated by outside counsel. As part of this process, all Board members are interviewed to provide input on each director, assess the Board’s effectiveness and identify opportunities to further improve performance. At completion of the evaluation, results are delivered to and reviewed by the Board.
Board of Directors Meetings
Our Board of Directors held 10 meetings during 2023. Each of our directors serving on the Board of Directors during 2023 attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served. The independent members of our Board of Directors meet in executive session without management present on a regular basis.
Board Attendance at Annual Meeting of Stockholders
Our Board of Directors encourages directors to attend our annual meetings of stockholders. All of our then-current directors, except Randall S. Livingston who did not stand for re-election, attended the Annual Meeting of Stockholders held June 14, 2023.
Non-Employee Director Compensation Program
Cash Compensation
Employee directors of the Company are not paid any fees for serving as members of the Board. Non-employee director compensation is discussed in this section. For their service in 2023, our non-employee directors were entitled to receive cash compensation in accordance with the amounts set forth in the table below. Our non-employee directors receive no compensation on a per-meeting basis, but are entitled to reimbursement of business, travel and related expenses incurred in connection with their attendance at Board of Directors and committee meetings. Annual cash retainers are paid on a quarterly basis prospectively.

Board of Directors Cash Compensation	Fees ($)
Non-Employee Board Member Annual Retainer	50,000
Chairperson of the Board Additional Annual Retainer	50,000
Lead Independent Director Additional Annual Retainer	35,000
Committee Chairperson Annual Retainers
Audit Committee	25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	10,000
Government and Regulatory Affairs Committee	10,000
Non-Chair Committee Member Annual Retainers
Audit Committee	10,000
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Government and Regulatory Affairs Committee	5,000
Equity Compensation
Pursuant to our Amended and Restated 2014 Equity Incentive Plan (the “2014 Equity Plan”), our Board of Directors approved a program of automatic equity award grants for non-employee directors on the terms specified below:
•Initial Equity Grants. Each non-employee director who first becomes a member of our Board of Directors will receive, automatically as of the first date of service as a non-employee director, a one-time grant of time-based restricted stock units (“RSUs”) with a value of $200,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of grant, rounded down to the nearest share. The RSUs vest annually over four years from the date of grant, in each case subject to the director’s continued service with us through the applicable vesting date. A director who becomes a non-employee director as a result of ceasing to be an employee of the Company is not eligible to receive this equity award grant.
•Annual Equity Grants. Each non-employee director continuing service on our Board of Directors will also receive, on the first trading day immediately following the date of each annual stockholders’ meeting, an annual grant of RSUs with a value of $200,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of grant, rounded down to the nearest share. 25% of the shares subject to the annual equity grant vest at the end of each three-month period after the applicable date of grant on the same day of the month as the date of grant (or the last day of the month, if there is no corresponding day in such month), in each case subject to the director’s continued service with us through the applicable vesting date. However, any shares subject to the annual equity grant that remain unvested on the day immediately prior to the date of our next annual stockholder meeting shall vest in full on such date, subject to the director’s continued service through such vesting date. A new director will not receive the initial grant and an annual grant in the same calendar year.
•Board Chairperson Appointment Grant. A new Board Chairperson will receive, automatically as of the first date of service as a newly appointed Board Chairperson, a grant of RSUs with a value of $100,000, based on the 20-trading day volume-weighted average closing price of our common stock through and inclusive of the last trading date immediately prior to the date of approval. The RSUs vest in full approximately one year following the grant date, subject to the director’s continued service through such vesting date.
•Accelerated Vesting upon a Change in Control. Equity awards granted to non-employee directors will become fully vested as of immediately prior to the completion of a Change in Control of eHealth (as defined in the 2014 Equity Plan).
Travel Expenses
•Each non-employee director’s reasonable, customary and documented travel expenses to meetings of the Board and its committees, as applicable, will be reimbursed by us. Directors are required to remit their expenses in a timely manner consistent with the Company’s reimbursement policy and by no later than 30 days after incurring such expense.
Annual Compensation Limit
•No non-employee directors, in any fiscal year of the Company, may be granted equity awards, the value of which will be based on their grant date fair value determined in accordance with GAAP, and be provided any other compensation (including without limitation any cash retainers or fees), in amounts that, in the aggregate, exceed $750,000. Any equity awards granted or other compensation provided to an individual for such individual’s services as an employee, or for such individual’s services as a consultant (other than as a non-employee director) will be excluded for purposes of calculating the annual compensation limit.
Our Compensation Committee works with its compensation consultant to review director compensation practices at companies in the same peer group used by our Compensation Committee for purposes of reviewing executive compensation (as discussed further below), and our Board of Directors takes this information into account in setting the levels of director compensation.

2023 Non-Employee Director Compensation
The following table summarizes compensation that our non-employee directors earned during 2023 for service on our Board of Directors and any applicable committee(s) thereof:

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrea C. Brimmer(2)	67,500	224,170	291,670
Beth A. Brooke(3)	75,000	224,170	299,170
A. John Hass, III(4)	62,500	224,170	286,670
Randall S. Livingston(5)	40,000	—	40,000
Erin L. Russell(6)	60,000	224,170	284,170
Cesar M. Soriano(7)	57,500	224,170	281,670
Aaron C. Tolson(8)	—	—	—
Dale B. Wolf(9)	110,000	224,170	334,170
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(1)Amounts shown do not reflect compensation actually received. Amounts shown reflect the grant date fair value of the RSUs granted in 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reflected in this table are more than $200,000 due to using a 20-day volume-weighted average trading price prior to the date of grant to convert the dollar value into a number of RSUs that are subject to the award.
(2)Ms. Brimmer earned $50,000 as a non-employee member of the Board of Directors, $7,500 for her position as a member of the Compensation Committee and $10,000 for her position as Chairperson of the Nominating and Corporate Governance Committee.
(3)Ms. Brooke earned $50,000 as a non-employee member of the Board of Directors, $5,000 for her position as a member of the Audit Committee, $12,500 for her position as Chairperson of the Audit Committee, $5,000 for her position as Chairperson of Government and Regulatory Affairs Committee and $2,500 for her position as a member of the Government and Regulatory Affairs Committee.
(4)Mr. Hass earned $50,000 as a non-employee member of the Board of Directors, $7,500 for his position as a member of the Compensation Committee and $5,000 for his position as Chairperson of the Government and Regulatory Affairs Committee.
(5)Mr. Livingston earned $25,000 as a non-employee member of the Board of Directors, $2,500 for his position as a member of the Government and Regulatory Affairs Committee and $12,500 for his position as Chairperson of Audit Committee. Mr. Livingston’s term as a member of the Board of Directors expired on June 14, 2023.
(6)Ms. Russell earned $50,000 as a non-employee member of the Board of Directors and $10,000 for her position as a member of the Audit Committee.
(7)Mr. Soriano earned $50,000 as a non-employee member of the Board of Directors and $7,500 for his position as a member of the Compensation Committee.
(8)Mr. Tolson waived his cash and equity compensation for his service as a non-employee member of the Board of Directors until further notice to the Company.
(9)Mr. Wolf earned $50,000 as a non-employee member of the Board of Directors, $50,000 for his position as Chairperson of the Board of Directors, $5,000 for his position as a member of the Nominating and Corporate Governance Committee and $5,000 for his position as a member of the Audit Committee.

All of our current non-employee directors have received RSUs under the 2014 Equity Plan in connection with their service as members of our Board of Directors, other than Mr. Tolson. The table below summarizes the outstanding unvested RSUs held by our non-employee directors as of December 31, 2023. Certain of our directors have elected to defer settlement of vested RSUs pursuant to the terms of a deferral election.

			Number of Securities Underlying Equity Awards
Director	Grant Date	Type of Award	Number of Shares Subject to Restricted Stock Units Originally Granted	Shares Subject to Outstanding and Unvested Restricted Stock Units as of December 31, 2023
Andrea C. Brimmer(1)	6/14/2023	RSUs(2)	24,446	12,223
Beth A. Brooke	6/14/2023	RSUs(2)	24,446	12,223
A. John Hass, III(3)	3/10/2021 6/14/2023	RSUs(4) RSUs(2)	3,553 24,446	1,776 12,223
Erin L. Russell	7/21/2021 6/14/2023	RSUs(4) RSUs(2)	3,374 24,446	1,687 12,223
Cesar M. Soriano	5/6/2021 6/14/2023	RSUs(4) RSUs(2)	2,876 24,446	1,438 12,223
Aaron C. Tolson(5)	—	—	—	—
Dale B. Wolf	6/14/2023	RSUs(2)	24,446	12,223
––––––––––––––
(1)Ms. Brimmer elected to defer settlement of vested RSUs granted in 2023 pursuant to the terms of a deferral election. Number of RSUs does not include 1,611 shares of vested RSUs granted in June 2021 that have been deferred pursuant to the terms of a deferral election but does include 18,334 shares of vested RSUs granted in June 2023 which are subject to the same deferral.
(2)RSUs vest in four equal quarterly installments. However, any shares that remain unvested on the day immediately prior to the date of our next annual stockholder meeting will vest in full on such date, subject to the individual’s continued service through such vesting date.
(3)Mr. Hass elected to defer settlement of vested RSUs granted in 2023 pursuant to the terms of a deferral election. Number of RSUs includes 18,334 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election.
(4)RSUs vest in four equal annual installments.
(5)Mr. Tolson waived his cash and equity compensation for his service as a non-employee member of the Board of Directors until further notice to the Company.
Third Party Compensation of Directors
None of our directors is a party to any agreement or arrangement that would require disclosure pursuant to Rule 5250(b)(3) of the Nasdaq Stock Market.
Compensation Committee Interlocks and Insider Participation
The directors who were members of our Compensation Committee during part or all of 2023 were Andrea C. Brimmer, A. John Hass, III, Cesar M. Soriano and Aaron C. Tolson. None of the current or past members of our Compensation Committee has at any time been an officer or employee of ours while serving on the committee. None of our executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Corporate Governance Policies
Code of Business Conduct
Our Board of Directors has adopted a code of business conduct (the “Code of Business Conduct”), which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, and our contractors, consultants and agents. The Code of Business Conduct is available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.

Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) that address the role and composition of, and policies applicable to, the Board of Directors. The Nominating and Corporate Governance Committee annually reviews our Corporate Governance Guidelines and reports any recommendations regarding the amendment thereof to our Board of Directors. Our Corporate Governance Guidelines are available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com.
Equity Award Policy
Our Board of Directors has adopted an equity award policy (the “Equity Award Policy”), which provides that:
•Our Compensation Committee may grant equity awards to our directors, officers, employees or consultants;
•Our Equity Incentive Committee may grant equity awards to our employees or consultants, subject to the limitations that (i) the recipient has not already received an equity award from us, (ii) the recipient is not a senior executive or member of our Board of Directors, and (iii) the Equity Incentive Committee may not grant options to purchase shares of our common stock or stock appreciation rights for more than a number of shares determined by dividing $1,500,000 by the closing price of our common stock on the trading date prior to the approval date of our Equity Incentive Committee per grantee, and may not grant restricted stock or restricted stock units for more than a number of shares determined by dividing $900,000 by the closing price of our common stock on the trading date prior to the approval date of our Equity Incentive Committee per grantee, in each case unless the Compensation Committee approves a revised limit;
•Our Compensation Committee will approve grants of equity awards (i) to new hires or to recently promoted employees at the first Compensation Committee meeting on or after the employee’s first day of bona fide employment or the day of the employee’s promotion, or as soon as reasonably practicable after such dates via a unanimous written consent and (ii) to existing directors, officers, employees or consultants (other than recently promoted employees) at the first regularly scheduled Compensation Committee meeting in a calendar quarter or via a unanimous written consent;
•For accounting, tax and securities law purposes, all awards are effective on the “date of grant,” which is the later of (i) the 10th business day after the date when the applicable Committee approved the awards or (ii) the first business day of the following month after the applicable Committee approved the awards, with “business day” being defined as a day in which U.S. financial markets including Nasdaq and NYSE are open for trading; and
•The exercise price of all options and stock appreciation rights is required to be equal to or greater than the closing price of our common stock on the date of grant.
Stock Ownership Guidelines for Non-Employee Directors
Our Board of Directors has approved stock ownership guidelines for our non-employee directors. In September 2020 and April 2021, our Compensation Committee amended our stock ownership guidelines to simplify the stock ownership requirement so that it applies to new and existing directors equally and to permit the Compensation Committee to waive the stock ownership requirement pursuant to any agreement with any of our investors or stockholders approved by our Board of Directors. Pursuant to the amended stock ownership guidelines, each non-employee director is expected to accumulate and hold a number of shares of our common stock with a value equal to five times their annual retainer for service on the Board of Directors (not including retainers for serving as members or as Chairpersons of committees of the Board of Directors, or for serving in the role of Chairperson of the Board or the lead independent director) and to maintain this minimum amount of stock ownership during the director’s tenure on the Board of Directors. Based on our current Board member annual retainer, non-employee directors are expected to hold a number of shares of our common stock with a value equal to $250,000.
The following equity holdings qualify towards satisfaction of the stock ownership guidelines: (i) shares directly owned by the non-employee director or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the non-employee director or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which the non-employee director has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the Company for which the non-employee director has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
Non-employee directors are expected to achieve the applicable level of ownership by June 30 following their fourth anniversary of joining the Board of Directors. As of the Record Date, all of our non-employee directors either have met the applicable level of stock ownership under the guidelines or still have time to meet the applicable level of stock ownership.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event the applicable guideline is not achieved with respect to any non-employee director by the applicable deadline, the non-employee director will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of the Company’s stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. Net shares are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be waived by our Compensation Committee at its discretion.
Insider Trading Policy
Our Board of Directors has adopted an insider trading compliance program (the “Insider Trading Policy”), which prohibits trading of our securities based on material, nonpublic information regarding our Company and applies to our and our subsidiaries’ directors, employees, including our executive officers, consultants, contractors and advisors, and, in each case, members of their immediate families, other family members who live in their same household and any entity whose securities transactions they influence, direct or control (collectively, the “Insiders”). The Insiders are generally prohibited from, among other things, trading on material, nonpublic information, holding our securities in a margin account or pledging our securities as collateral for a loan, “tipping,” with respect to our directors, officers and employees and those consultants, contractors and advisors we identify, trading during our quarterly trading blackout periods, conducting short sales of our securities, trading in derivative securities (e.g., “puts,” “calls,” or other similar hedging instruments) relating to our securities, placing open orders with brokers in violation of the Insider Trading Policy and disclosing material nonpublic information relating to our Company or our subsidiaries.
Consideration of Director Nominees
Stockholder Recommendations and Nominations. The policy of our Board of Directors is to consider recommendations for director candidates from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Our Board of Directors has established the following procedures by which these stockholders may submit recommendations regarding director candidates:
•To recommend a candidate for election to the Board of Directors, a stockholder meeting the criteria set forth above must notify the Nominating and Corporate Governance Committee by writing to our General Counsel at the following address:
General Counsel (Director Recommendation)
eHealth, Inc.
13620 Ranch Road 620 N Suite A250
Austin, TX 78717
•The stockholder’s notice is required to set forth the following information:
•the candidate’s name and home and business contact information;
•detailed biographical data and relevant qualifications of the candidate;
•a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership set forth below;
•information regarding any relationship between the candidate and us;

•the candidate’s written consent to be named in our proxy statement and proxy if selected, and to serve on our Board of Directors if elected;
•evidence of the required ownership of our common stock by the recommending stockholder; and
•any other information that the stockholder believes is relevant in considering the candidate.
A stockholder that instead desires to nominate a person directly for election to the Board of Directors at an annual meeting of stockholders must meet applicable requirements, including the deadlines and other requirements set forth in our bylaws.
Director Qualifications. Our Board of Directors believes that it is necessary for each of our directors to possess many qualities, skills and attributes. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and attributes required of members of our Board of Directors in the context of the current make-up of our Board of Directors. According to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider the following in connection with its evaluation of director candidates:
•the current size, composition and organization of the Board of Directors and the needs of the Board of Directors and its committees;
•such factors as character, integrity, judgment, diversity of experience, race and gender, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments; and
•such other factors as the Nominating and Corporate Governance Committee may consider appropriate.
The minimum qualifications and skills that each director should possess include (i) strong professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest and (iii) the ability to assist with and make significant contributions to our success. Our Board of Directors and Nominating and Corporate Governance Committee review and assess the continued relevance of and emphasis on these factors as part of the Board of Directors’ periodic self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy our goal of creating and sustaining a Board of Directors that can appropriately support and oversee the Company’s activities. Our Board of Directors and Nominating and Corporate Governance Committee believe that it is important that our directors represent diverse viewpoints and consider diversity of experience, skills, background, race and gender in their evaluation of director candidates. During the past five years, our Board of Directors has added two women directors, including one who is a member of the LGBT+ community, as well as one director who self-identifies as Asian and Hispanic.
The Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weight or priority to any of these factors.
Identification and Evaluation of Nominees for Director. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates for election to our Board of Directors and candidates for filling vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider bona fide candidates from all relevant sources, including current Board members, professional search firms and other persons. The Nominating and Corporate Governance Committee will also consider bona fide director candidates recommended by stockholders pursuant to the requirements set forth above. The Nominating and Corporate Governance Committee is responsible for evaluating director candidates in light of the Board of Directors membership criteria described above, based on all relevant information and materials available to the Nominating and Corporate Governance Committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.
Stockholder Communication with Directors. The Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors. Any communication from a stockholder to the Board of Directors generally or to a particular director should be in writing and should be delivered to our General Counsel at our principal executive offices. Each such communication should set forth (i) the name and address of the stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of our stock that are owned of record by the record holder and beneficially by such beneficial owner. Our General Counsel will monitor these communications. The General Counsel will, in consultation with appropriate directors as necessary, generally screen out communications from stockholders that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders or (iii) matters of a type that render them improper or irrelevant to the functioning of the Board of Directors and us. Summaries of appropriate communications will be provided to the Board of Directors at each regularly scheduled meeting of the Board of Directors. The Board of Directors generally meets on at least a quarterly basis. Where the nature of a communication warrants, the General Counsel may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board of Directors or an individual director and may consult our independent advisors or management regarding the communication. The General Counsel may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.
The procedures described above do not apply to communications to non-employee directors from our officers or directors who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board Diversity
Our Board of Directors has strong business experience, relevant leadership skills and diversity among its membership. After the Annual Meeting, if our director nominees are elected as recommended by our Board of Directors, we expect seven of eight remaining directors will be independent and four of eight directors will be gender or ethnically diverse.
The Board of Directors currently is made up of eight members and has always included a majority of independent directors. A matrix showing the diversity of our Board of Directors, as self-disclosed by our directors, is as follows:

Board Diversity Matrix (as of April 26, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	1
Did not Disclose Demographic Background	1
Environmental, Social and Governance (“ESG”)
We have published our Sustainability Report annually since 2021, which marked the beginning of our ESG journey as we made a company-wide commitment to a stronger focus on our long-term ESG opportunities and risks while also embedding them into our corporate strategy. Our report and future strategy are informed by an internal materiality assessment, and relevant topics identified through third-party reporting frameworks including Sustainability Accounting Standards Board, Global Reporting Initiative, and the United Nations Sustainable Development Goals. We are dedicated to making a difference in the lives of consumers, associates, partners and broader society.
For further information about our ESG initiatives and achievements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2023 and the Sustainability Reports available under “Governance” on the Investor Relations page of our website at ir.ehealthinsurance.com. The information contained or referred to on our website is not deemed to be incorporated by reference into this proxy statement unless otherwise expressly noted.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board of Directors currently consists of eight directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board of Directors is elected each year.
Our Class III directors, whose term will expire at the Annual Meeting, are Erin L. Russell, Cesar M. Soriano and Dale B. Wolf. Our Board of Directors has nominated each of Erin L. Russell, Cesar M. Soriano and Dale B. Wolf for election as Class III directors at the Annual Meeting. Each of our director nominees has consented to (i) serve as a nominee, (ii) be named as a nominee in this proxy statement, and (iii) serve as a director if elected. If elected, Ms. Russell and Messrs. Soriano and Wolf will serve as directors until the Annual Meeting of Stockholders in 2027 and until their respective successors are elected and qualified, subject to earlier resignation or removal.
The names and certain information about each of the nominees for election as a director and for each of the continuing members of the Board of Directors are set forth below. There are no family relationships among any of our directors, director nominees or executive officers.
Required Vote and Board of Directors Recommendation
The three candidates receiving the highest number of affirmative votes cast in person or by proxy at the Annual Meeting will be elected as directors to serve until their respective successors have been duly elected and qualified, subject to earlier resignation or removal. Any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.
The Board of Directors recommends a vote “FOR” election as directors each of the nominees set forth above.

EXECUTIVE COMPENSATION
Current Executive Officers
The following table sets forth our current executive officers and their ages and the positions they held as of the date of this proxy statement.

Name	Age	Position
Francis S. Soistman	67	Chief Executive Officer and Director
John J. Stelben	62	Senior Vice President, Chief Financial Officer
Michelle M. Barbeau	46	Chief Revenue Officer
Gavin G. Galimi	51	Senior Vice President, General Counsel and Corporate Secretary
Information pertaining to Mr. Soistman, who is both a director and an executive officer of the Company, may be found under “Board of Directors and Corporate Governance — Continuing Directors.”
John J. Stelben. Senior Vice President, Chief Financial Officer. John Stelben has served as our Chief Financial Officer since November 2022. Mr. Stelben previously served as CFO CVS Integration for Aetna, a managed care company, from December 2017 to December 2018. Prior to that, Mr. Stelben served in a number of positions of increasing responsibility at Aetna, including CFO Government Programs, which included Medicare, Medicaid and public exchange businesses, from June 2013 to December 2017. Mr. Stelben also served in various senior leadership roles at Coventry Health Care, Inc, a health insurance provider, for over 18 years. Mr. Stelben is a certified public accountant (inactive) and holds a B.S. in accounting from Fairfield University that he received in 1983.
Michelle M. Barbeau. Chief Revenue Officer. Ms. Barbeau has served as our Chief Revenue Officer since January 2024 and as our Chief Marketing Officer between September 2022 and December 2023. Ms. Barbeau is a proven leader with a wealth of experience in the healthcare industry. She previously served as SVP, Head of Marketing at AbleTo Inc., a provider of virtual mental health services, from July 2020 and September 2022, where she led their marketing and communications strategy with a focus on designing personalized experiences that drive loyalty and high return on investment. Prior to that, Ms. Barbeau served as Vice President of Marketing, UnitedHealthCare Employee and Individual, at UnitedHealth Group from July 2016 and July 2020, where she transformed a team focused on employer and individual member engagement. She also served in various marketing management roles at General Mills from January 2007 to June 2016. Ms. Barbeau holds a B.A. in International Business and Spanish from Gustavus Adolphus College and an M.B.A. in Marketing from University of Minnesota – Carlson School of Management.
Gavin G. Galimi. Senior Vice President, General Counsel and Corporate Secretary. Mr. Galimi has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2022. Mr. Galimi has a wealth of experience in the health insurance sector, including 15 years at UnitedHealth Group, a health insurance provider. He most recently served as General Counsel for UnitedHealthcare Specialty Benefits, a health insurance provider, from April 2017 to December 2021. In 2017, he co-founded Stratagem Investments, a private equity firm focused on solving society’s inequities, including disparities in access to quality care. From 2006 to 2017, Mr. Galimi held various positions with March Vision Care, a provider of vision care benefits acquired by UnitedHealth Group, including Chief Financial Officer, Chief Compliance Officer, General Counsel, and Executive Vice President. He has served as an officer or director of numerous health insurance subsidiaries of UnitedHealth Group. Mr. Galimi earned his J.D., B.S. in Biological Sciences, and B.A. in International Relations at the University of Southern California.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program and philosophy and the material elements of compensation awarded to, earned by, and/or paid to our Chief Executive Officer, our current and former Chief Financial Officers and our other named executive officers for 2023 as set forth under “2023 Named Executive Officers” below (collectively, our “Named Executive Officers”). This Compensation Discussion and Analysis is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.
2023 Named Executive Officers
Our Named Executive Officers for 2023 were as follows:

Name	Title
Francis S. Soistman	Chief Executive Officer
John J. Stelben	Senior Vice President, Chief Financial Officer
Roman V. Rariy*	Chief Operating Officer and Chief Transformation Officer
Gavin G. Galimi	Senior Vice President, General Counsel and Corporate Secretary
––––––––––––––
*    Mr. Rariy, our Chief Operating Officer and Chief Transformation Officer, left the Company effective December 31, 2023.
Our Company
We are a leading private health insurance marketplace with a technology and service platform that provides consumer engagement, education and health insurance enrollment solutions. Our mission is to expertly guide consumers through their health insurance enrollment and related options, when, where and how they prefer. Our platform leverages technology to solve a critical problem in a large and growing market by aiding consumers in what has traditionally been a complex, confusing and opaque health insurance purchasing process.
Our Multi-Year Transformation Plan
Following the appointment of Mr. Soistman as our Chief Executive Officer in November 2021, the Company began a transformation path to stabilize profitability and position the Company for strong future growth. We mapped out a business transformation plan (the “Transformation Plan”) that included several strategic initiatives, including overhauling our marketing and sales processes to lower the cost of acquisition, improve the quality of leads and improve our sales advisers selling techniques, all with the ultimate goal of increasing the profitability of our enrollments. Further, we were focused on evolving the customer journey to create a memorable shop, educate, advise and enroll experience.
As part of the Transformation Plan, in 2022, we intentionally reduced our enrollment volume and total revenue while we implemented a number of necessary organizational and operational changes aimed at increasing the effectiveness of our sales and marketing organizations and rationalizing our cost structure with the goal of returning to sustainable profitable growth. In 2023, we focused on making further improvements in our enrollment margins, strict fixed cost controls and developing revenue streams outside of our core Medicare Advantage broker business. In the fourth quarter of 2023, we successfully returned to growth on an enhanced operational foundation with emphasis on enrollment quality, member experience, and engagement. Our fourth quarter 2023 financial results demonstrate the success of our Transformation Plan, including strong Medicare enrollment accompanied by improvement in our profitability metrics compared to the fourth quarter of 2022. We expect to build on this foundation in 2024 by pursuing further enrollment growth while continuing to enhance key aspects of our services with continued focus on achieving our long-term financial goals that we presented at our Investor Day in May 2023.

A brief overview of certain financial metrics for each year during the execution of the Transformation Plan is provided in the table below:

Financial Metrics during the Transformation Plan		Notes
Total Revenue	•$538.2M in 2021 •$405.4M in 2022 •$452.9M in 2023	•25% decrease from 2021 to 2022, which was expected as part of the Transformation Plan •12% increase from 2022 to 2023
Operating Expenses	•$663.8M in 2021 •$508.1M in 2022 •$481.9M in 2023	•$181.9M cumulative improvement over the 2-year period
GAAP Net Loss	•($104.4M) in 2021 •($88.7M) in 2022 •($28.2M) in 2023	•$76.2M cumulative improvement over the 2-year period
Adjusted EBITDA*	•($22.7M) in 2021 •($41.7M) in 2022 •$14.1M in 2023	•$36.8M cumulative improvement over the 2-year period
Operating Cash Flow	•($162.6M) in 2021 •($26.9M) in 2022 •($6.7M) in 2023	•$155.9M cumulative improvement over the 2-year period
––––––––––––––
*    Adjusted EBITDA was calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. A reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA is included in Appendix A to this proxy statement.
To help execute our Transformation Plan, we implemented significant leadership changes in 2022 and 2023 as our new Chief Executive Officer Mr. Soistman reconstituted our senior leadership team. In fact, seven of the eleven members of our current senior management team were recruited to join the Company in 2022 or 2023, and all of our current Named Executive Officers (other than Mr. Soistman) were hired in 2022.
Recognizing the need to attract and retain key members of our new senior management team in a highly competitive labor market, our executive compensation program was also adjusted by the Compensation Committee as the Company executed the Transformation Plan. For the 2022 executive compensation program, the Compensation Committee temporarily eliminated performance-based restricted stock unit (“PSUs”) awards, which in the past focused on performance of the stock price and adjusted EBITDA. Instead, the Compensation Committee primarily awarded RSUs, other than with respect to two newly hired executive officers, Messrs. Rariy and Stelben, who in connection with their employment received a mix of RSUs and PSUs based on stock price targets.
The annual bonus program for Fiscal Year 2022 also introduced as a new performance metric a group of short-term objectives aligned with the Company’s Transformation Plan. In late 2022, the Compensation Committee reintroduced PSUs to our Chief Executive Officer’s compensation with eligibility to vest based on the Company’s Operating Cash Outflow for Fiscal Year 2022. In March 2023, as the Company worked towards returning to Medicare enrollment and revenue growth on improved operational and cost foundation, the Compensation Committee broadly reintroduced PSUs using Operating Cash Outflow as the performance metric and maintained the same short-term incentives focused on adjusted EBITDA, revenue and strategic priorities goals. As the Company continues to work towards achieving profitability and strong future growth in 2024 and beyond, the 2024 executive compensation program was further modified to reflect the end of the Transformation Plan and to continue to further align our executives’ compensation with performance and achievement of our financial and operational goals.

A brief overview of our executive compensation program and how it has evolved each year during the execution of the Transformation Plan is summarized in the table below:

Executive Equity Compensation	2022	2023	2024
Ongoing Grant Mix	•CEO: 67% RSUs, 33% PSUs •Others: 100% RSUs	•CEO: 58% RSUs, 42% PSUs •Others:75% RSUs, 25% PSUs	•CEO: 50% RSUs, 50% PSUs •Others: 65% RSUs, 35% PSUs
PSU Performance Metrics	•New Hire: Stock Price Hurdles •Ongoing: N/A •CEO: Operating Cash Outflow (1-year period)	•New Hire: N/A •Ongoing: 100% Operating Cash Outflow (1-year period)	•New Hire: N/A •Ongoing: 100% EBITDA Margin (2-year period)
PSU Vesting Terms	•CEO: 1-year performance period, followed by 1-year time-vest •Others: N/A	•All: 1-year performance period, followed by 1-year time-vest	•All: 2-year performance period, followed by 1-year time-vest
RSU Vesting Terms	•All: 4-years vesting quarterly	•CEO: 2-years vesting quarterly •Others: 4-years vesting quarterly	•All: 3-years vesting annually
Executive Annual Bonus Compensation	2022	2023	2024
Performance Metrics (Weighting)	•Adjusted EBITDA (60%) •Total Revenue (20%) •FY 22 Priorities (20%)	•Adjusted EBITDA (60%) •Total Revenue (20%) •FY 23 Priorities (20%)	•Operating Cash Flow (40%) •Adjusted EBITDA (20%) •Total Revenue (20%) •FY 24 Priorities (20%)
Maximum Potential Payout	180%	180%	200%
Actual Payout	100%	150%	N/A
Fiscal 2023 Business Performance Highlights
As discussed above, as part of the Transformation Plan, in 2022, we purposefully slowed down our enrollment volume and revenue growth as we worked to implement several business transformation initiatives aimed at increasing the effectiveness of our sales and marketing organizations and further enhancing consumer experience on our platform, as well as rationalizing our cost structure. As a result, we entered 2023 on a significantly improved cost foundation compared to the same period prior year.
Throughout 2023, we continued to execute on our Transformation Plan with an emphasis on enrollment quality, retention and member experience, marketing strategies built around audience segmentation and targeting, and the gradual scaling of our direct and strategic partner marketing channels as we reduce our reliance on lead aggregators. We also launched our Company rebrand in October 2023, aimed at communicating eHealth’s differentiated value proposition through a cohesive messaging campaign across the Company’s direct channels and post-enrollment communication. The rebrand also included a redesign of our omni-channel user experience to align marketing messaging with look and feel of our direct-to-consumer platform. We believe that the rebrand resulted in a significant increase in the Company’s brand recognition starting in the fourth quarter of 2023, compared to historical levels.
The impact of our operational improvements was especially pronounced during the fourth quarter of 2023 when we returned to strong growth in our Medicare revenue and Medicare approved members, compared to the same period in 2022. We have also substantially improved our profitability and cash flow in the fourth quarter of 2023 compared to the same period in 2022, resulting in us outperforming the high-end of our 2023 annual guidance range. Additionally, as a result of positive member retention dynamics, higher quality performance, and the favorable commissions environment of the past two years, we recognized $48.1 million in net adjustment revenue.
In 2023, we also continued to lay the foundation for business and revenue diversification by launching our dedicated carrier services platform, Amplify, as well as pursuing direct-to-consumer strategies for the individual & family and ancillary products, and business-to-business strategies for employers of various sizes, including Individual Coverage Health Reimbursement Arrangements. We believe growing revenue outside of our core Medicare broker of record business is an important element of our plan for returning to sustainable profitable growth.
Our 2023 financial results and operating highlights include the following:
•Total revenue was $452.9 million for the year ended December 31, 2023, a 12% increase compared to the same period in 2022.
•GAAP net loss was $28.2 million for the year ended December 31, 2023, compared to $88.7 million for the year ended December 31, 2022.
•Adjusted EBITDA* was $14.1 million for the year ended December 31, 2023 compared to $(41.7) million for the year ended December 31, 2022.
•Ended the year with $121.7 million in cash, cash equivalents & marketable securities as of December 31, 2023.
•Total commissions receivable of $918.2 million as of December 31, 2023.
•Total estimated membership of 1,258,016 including 944,598 estimated Medicare members as of December 31, 2023.
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*    Adjusted EBITDA was calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. A reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA is included in Appendix A to this proxy statement.
Our 2023 Executive Compensation Program Highlights
The 2023 executive compensation program was designed to drive superior performance, recognize achievement of our strategic objectives for the year and attract, motivate, and retain our new leadership team. The performance metrics used in our 2023 executive compensation program were selected to focus our Named Executive Officers primarily on our transformation priorities and long-term stockholder value. Key highlights from our 2023 executive compensation program include the following:

FY 2023 Bonus Program
Metric	Threshold	Maximum	Target Maximum % Payout Curve	Weighting	Target Maximum Weighted Payout %	2023 Results	2023 Actual % Payout Curve	Weighted Payout % Prior to Adjustment(1)
Adjusted EBITDA(2)	($15.0M)	$15.0M	200%	60%	120%	$14.06M	195%	117%
Revenue	$420.0M	$440.0M	150%	20%	30%	$452.9M	150%	30%
FY23 Priorities	2 of 4	4 of 4	150%	20%	30%	3 of 4	100%	20%
Total				100%	180%			167%
(1)    The maximum payout the executives were entitled to receive was 167% of the participant’s target payout. At management’s recommendation, the Compensation Committee used negative discretion and approved the bonus payout of 150%.
(2)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.

FY 2023 Equity Awards
RSUs (Weighted 75% for NEOs and 58% for CEO)		PSUs (Weighted 25% for NEOs and 42% for CEO): 1-year performance measurement period followed by a 1-year service-vest period
NEO Vesting Terms	CEO Vesting Terms	Metric	Threshold	Max	Target Maximum % Payout Curve	2023 Results	2023 Payout
Vesting quarterly over a 4-year period	Vesting quarterly over a 2-year period	Operating Cash Outflow	($30M)	($15M)	100%	($6.5M)	100%
•For our executive bonus program for the fiscal year ended December 31, 2023 (the “2023 Bonus Program”), we continued to focus on adjusted EBITDA (60% weighting), total revenue (20% weighting) and annual strategic operational priorities (20% weighting). Consistent with the 2022 annual bonus program, the maximum bonus payout participants could receive under our 2023 Bonus Program was 180% of the participant’s target payout.
•With respect to long-term incentives, the Compensation Committee reintroduced PSUs for our senior management team with the goal of motivating our executives to drive performance and to execute on our multi-year transformation initiatives. Based on grant date fair value, approximately 42% of our Chief Executive Officer’s 2023 equity grants were PSUs (as discussed further below), while the mix for our other Named Executive Officers was 25% PSUs and 75% RSUs. The goals approved by the Compensation Committee for Fiscal Year 2023 PSUs incorporated our emphasis on improving our Operating Cash Outflow, and any shares subject to such PSUs which became eligible to vest based on achievement of the performance goals are scheduled to vest at the end of 2024, subject to continued service of the eligible participants through the vesting date.
•Our Chief Executive Officer’s base salary remained unchanged in 2023.
2023 Advisory Say-on-Pay Vote Results and Shareholder Engagement
We believe that long-term stockholder value is supported by ongoing dialogue with our stockholders and the broader investment community. Accordingly, we have developed an extensive stockholder engagement practice, including quarterly engagement with top stockholders and institutional investors that express interest in meeting with us. We believe these meetings ensure that management, our Board of Directors and our Compensation Committee are aware of our stockholders’ priorities and are able to address them as appropriate.
At our 2023 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a “Say-on-Pay” vote. Our 2023 advisory Say-on-Pay proposal was approved by approximately 76.4% of votes cast at the meeting, which was a decline from approximately 78.4% in 2022. We gave thoughtful consideration to this development, and subsequently sought feedback from our stockholders specifically regarding their perspectives on our executive compensation program and governance matters. During 2023, we met with stockholders representing approximately 45% of our outstanding common stock as of September 30, 2023 and gave them opportunities to comment on our executive compensation program and other matters of interest to our stockholders. In addition, we engaged with H.I.G., the holder of all of our outstanding Series A preferred stock, and Mr. Tolson, the director nominated by H.I.G., also serves as a member of our Compensation Committee. Internal participants in these meetings included our Senior Vice President of Strategy & Investor Relations, Kate Sidorovich. Our Chief Executive Officer, Fran Soistman and Chief Financial Officer, John Stelben also participated in several of the stockholder feedback calls.
The key area of stockholder feedback with respect to our 2023 executive compensation program was on more effectively tying executive pay to performance. As noted above, in setting the target compensation for our executive officers in 2023, our Compensation Committee has revised our executive compensation program to broadly reintroduce performance-based equity awards for our senior management team, including our Named Executive Officers. In addition, in response to investor feedback, we adopted, for all eligible employees, a three-year vesting term for RSUs, which provides for annual vesting in three-equal installments. Additionally, PSUs granted in 2024 measure performance over a two-year period.

	What We Heard	What We Did
Compensation	Would like to see more PSUs for stock-based equity compensation.	2024 CEO equity awards are weighted 50%/50% between RSUs and PSUs and annual grants to the other Named Executive Officers are weighted 65%/35% between RSUs and PSUs (other than Ms. Barbeau whose 2024 annual grant was made 100% in the form of PSUs due to an earlier RSU grant awarded in connection with her promotion to Chief Revenue Officer from Chief Marketing Officer). This compares to 2023 RSU and PSU awards made to CEO weighted 58%/42% and to the other Named Executive Officers weighted 75%/25%, RSUs and PSUs, respectively. We intend to continue to increase the weighting of PSUs in our Named Executive Officers equity awards in future years.
For RSUs, vesting period longer than 2 years is preferable. 3 years was suggested.
2024 RSU awards vest over 3 years on an annual basis. This compares to RSUs granted in 2023 to our CEO with a 2-year vesting period and to the other Named Executive Officers with a 4-year vesting period.

For PSUs, longer-term performance metrics are preferable vs. a 1-year performance measurement period
2024 PSU awards measure performance over 2 years (FY 2024-2025) with a 1-year service-vesting period for PSUs that become eligible to vest based on achievement of performance goal(s). This compares to 2023 PSUs with 1-year performance measurement period, followed by a 1-year service-vesting period.

Governance	Would like to see more comprehensive overview of Board competencies	We are enhancing our internal process in order to provide a skills matrix in next year’s proxy statement
	Would like to see more comprehensive overview of Board assessment process	We have provided an overview of Board self-assessment process under “Board Self-Assessment and Board Composition Assessment Processes”
We have generally received support and constructive feedback from our stockholders regarding our Compensation Committee’s actions, responsiveness, and intentions. We believe that our robust dialogue on these and other topics demonstrates our commitment to strong corporate governance and market-based compensation structures. We will continue to regularly engage with our stockholders on compensation matters and will continue to address issues and suggestions received through these stockholder efforts. As our stockholders’ views and market practices on executive compensation evolve, our Compensation Committee will continue to evaluate and, when appropriate, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
Fiscal 2024 Compensation Program Framework
As noted above, based on feedback received from our stockholders, the Compensation Committee, working closely with management and its independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), reviewed and approved our executive compensation program aimed at recognizing progress towards our multi-year strategic and transformation objectives as well as achievement of operating targets for the year while reflecting our continued commitment to pursue a compensation plan based on our pay-for-performance philosophy. The performance metrics selected also reflect the 3-year financial targets that we shared at our Investor Day in May 2023.

FY 2024 Bonus Program Design
Metric	Threshold	Maximum	Target Maximum % Payout Curve	Weighting	Target Maximum Weighted Payout %
Operating Cash Flow(1)	($15M)	$0	200%	40%	80%
Adjusted EBITDA(2)	($5.0M)	$20.0M	200%	20%	40%
Total Revenue	$450.0M	$475.0M	200%	20%	40%
FY24 Priorities	2 of 4	4 of 4	200%	20%	40%
Total				100%	200%

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(1)    “Operating Cash Flow” is calculated as the Company’s net cash provided by or used in operating activities during the performance period, as set forth in the Company’s statement of cash flows prepared in accordance with the U.S. generally accepted accounting principles and audited by the Company’s independent registered public accounting firm, subject to adjustment for effects of mergers and acquisitions closing during the performance period (if any).
(2)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.

FY 2024 Equity Awards
RSUs (Weighted 65% for NEOs and 50% for CEO)		PSUs (Weighted 35% for NEOs and 50% for CEO): 2-year performance measurement period followed by a 1-year service-vest period
NEO Vesting Terms	CEO Vesting Terms	Metric	Threshold	Max	Target Maximum % Payout Curve
Vesting quarterly over a 3-year period		Adjusted EBITDA Margin	7%	10%	200%
•The 2024 annual bonus program (the “2024 Bonus Program”) broadens focus from adjusted EBITDA (20% weighting) by introducing the Company’s Operating Cash Flow (as defined above) as a new performance metric (40% weighting), while maintaining total revenue (20% weighting) and select Fiscal Year 2024 operational priorities (20% weighting) performance goals at the same level as under our 2023 Bonus Program. Upon achievement of the maximum target goals, the maximum potential payout the participants may receive is increased to 200% of the participant’s target payout. While the 2024 Bonus Program thresholds reflect the mid-points of our 2024 guidance range, the Compensation Committee increased the rigor of the Operating Cash Flow portion of the 2024 Bonus Program goals by increasing the target maximum goal to a breakeven point, a target that is $5 million above the top of our Fiscal Year 2024 guidance range.
•For long-term incentives, 2024 equity awards reflect continued shift towards a more performance-driven mix. The annual equity grant to our Chief Executive Officer is weighted 50% and 50% between PSUs and RSUs while the annual grant to our other Named Executive Officer (other than Ms. Barbeau, whose 2024 annual grant was 100% PSUs) was weighted 35% and 65%, respectively. The PSUs measure performance over a two-year period with an additional one-year service-vest period following the end of the performance period to the extent they become eligible to vest upon achievement of adjusted EBITDA margin goals. RSUs vest annually over a 3-year period, subject to continued service.
•Our Chief Executive Officer’s base salary remained unchanged in 2024.
Compensation Philosophy and Program Structure
Components of Executive Compensation
We strive to balance our need to compete for executive talent with the need to maintain a reasonable and responsible cost structure for our program, and to promote the closer alignment of our executive officers’ interests with our stockholders’ interests. In general, the objectives of our executive compensation program are to:

Compensation Components
Objective	Base Salary	Annual Incentives	Equity Awards
Attract, motivate and retain talented and dedicated executive officers	•	•	•
Directly link compensation to measurable corporate and individual performance		•	•
Focus executive officers on achieving near- and long-term corporate objectives and strategy		•	•
Reward executives for creating stockholder value		•	•
Consistent with our philosophy of aligning executive pay with our short- and long-term performance, and to align the interests of our management and stockholders, our Compensation Committee has historically sought to design our compensation programs to provide the majority of executive compensation in the form of variable, at-risk pay which is earned based on our performance. We believe that pay should be directly linked to performance with an emphasis on creating value for our stockholders, taking a long-term view of our business by creating incentives that will drive sustainable profitable growth and long-term increase in our stock price.
We do not have any formal policies for allocating compensation among base salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee and our Board of Directors exercise judgment to establish a total compensation program for each executive officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that our Compensation Committee and Board believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. In setting the elements of compensation, our Compensation Committee considers prior compensation paid and amounts realizable from prior equity-based awards, as well as other benefits provided by the Company.
Executive Compensation Governance
Role of the Compensation Committee
The Compensation Committee of our Board of Directors, composed entirely of non-employee independent members (as defined under Nasdaq rules) of our Board of Directors, oversees, among other things, the design and administration of our executive compensation program and our equity incentive plans (including reviewing and approving equity award grants). The Compensation Committee reviews and approves all compensation decisions relating to our executive officers. The Compensation Committee, generally on an annual basis, reviews the components of executive officer compensation for consistency with our compensation philosophy and considers changes in compensation practices among our peer group companies. The Compensation Committee also annually reviews overall compensation risk.
Role of Management
Our Chief Executive Officer, Chief Financial Officer and members of our human resources, finance and legal departments assist and support the Compensation Committee. Management does not determine executive officer compensation. However, management reviews our compensation philosophy with the Compensation Committee and develops compensation proposals for the Compensation Committee to consider. Management may provide various materials to the Compensation Committee, such as analyses of existing and proposed compensation programs and executive officer and other employee equity ownership information. Our Chief Executive Officer and our Chief People Officer participated in meetings of our Compensation Committee, and our Chief Executive Officer makes recommendations with respect to compensation proposals for executive officers other than himself. Final compensation decisions for the Chief Executive Officer were made by the Compensation Committee in executive session without the Chief Executive Officer present.
Role of the Compensation Consulting Firm
The Compensation Committee has engaged Aon, an independent compensation consultant, to provide compensation advisory services. Aon reports directly to the Compensation Committee for purposes of advising it on executive officer compensation and meets with certain members of management in conducting its reviews of various aspects of executive officer compensation. In early 2023, Aon conducted analyses of our executive officers’ base salaries, annual cash bonus awards and long-term equity incentive awards against the compensation of executive officers in similar positions with companies considered to be our “peer companies” as described below. Aon also reports on overall compensation risk, reviews equity plan usage and makes recommendations to the Compensation Committee on executive new hire packages. Aon attended Compensation Committee meetings, including executive sessions, to present its analyses and to discuss its findings with the Compensation Committee. The Compensation Committee reviewed Aon’s analyses in the context of making its decisions with respect to executive officers’ compensation for 2023.
Compensation Committee Advisor Independence
We, as a company, participate in the Radford Global Technology Survey and Global Sales Survey in order to obtain market compensation information for executives and staff globally. Aon also assists us in valuing equity awards to ensure that such awards are properly expensed and for purposes of preparing our pay versus performance disclosures below. The Compensation Committee has considered the independence of Aon pursuant to Nasdaq Stock Market and Securities and Exchange Commission rules and has found no conflict of interest in Aon’s continuing to provide advice to the Compensation Committee.
Competitive Compensation
For the 2023 executive compensation review, Aon provided an analysis of our executive officer compensation against the compensation of executive officers in similar positions with a set of peer group companies (which changed from 2022 to 2023, as described below) and also with compensation data drawn from insurance and healthcare technology companies with revenues generally from $230 million to $1.16 billion and market capitalization ranging from $300 million to $3.0 billion included in the Radford Global Technology Survey. The Compensation Committee recognizes that compensation data for some of our key positions may not always be explicitly reported by companies in our compensation peer group or survey data, which could result in limited sample sizes, and/or that any inconclusive or anomalous data can be misleading as to any specific percentile for assessing market competitive practices. The survey data used in addition to the peer group company data were intended to be reflective of companies that compete in our labor market and of companies with similar revenue levels (provided that the Compensation Committee did not separately review each individual company included in the additional survey data used). The Compensation Committee further considers internal factors, such as internal pay equity across the management team, tenure, skills and experience, individual performance and criticality of the role, including the responsibilities and functions performed or managed by the individual, as well as existing compensation and retention levels relative to estimated replacement cost with respect to the scope, responsibilities and skills required of the particular position.
Use of Market Data
For its 2023 compensation decisions, the Compensation Committee maintained a practical approach to attracting and retaining key executive talent in line with market data. The Compensation Committee’s goal is generally to set all elements of compensation using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element, but instead is based on a variety of factors that the Compensation Committee deems appropriate. The Compensation Committee recognizes that certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the Compensation Committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at the Company. Thus, while the Compensation Committee continues to review and reference market data, the data generally are used to inform the Compensation Committee of market practices to ensure that our executive compensation program remains within a generally competitive range of our peers, but without setting any specific targeted range for any of the Named Executive Officers’ compensation. Accordingly, as described above, the Compensation Committee takes other factors into account in setting the amount of each Named Executive Officer’s target total direct compensation opportunity in addition to the market data.
2023 Peer Group
The peer group developed by Aon, approved by our Compensation Committee and used in Aon’s analysis for 2023 compensation, was based on publicly-traded, primary industries of insurance and healthcare technology business with revenues ranging from $230 million to $1.16 billion and market capitalization ranging from $300 million to $3.0 billion.
Using the above criteria, the following companies were identified to comprise our 2023 peer group, which consist of four companies in the insurance sector, eight companies in the healthcare sector and five companies in the technology sector:

Insurance Peers	Healthcare Peers	Technology Peers
Clover Health Investments*	Alignment Healthcare, Inc.*	MediaAlpha, Inc.
GoHealth, Inc.	MultiPlan*	Quotient Technology Inc.
SelectQuote, Inc.	Evolent Health, Inc.	Priority Technology Holdings, Inc.*
BRP Group, Inc.*	NextGen Healthcare, Inc.	Payoneer Global Inc.*
	Sharecare, Inc.	EverQuote, Inc.
Convey Health Solutions Holdings, Inc.*
Tabula Rasa HealthCare, Inc.
Computer Programs and Systems, Inc.*
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*    New peer group companies in 2023.
8x8, Inc., Allscripts Healthcare Solutions, Inc., CarGurus, Inc., Eventbrite, Inc., EverQuote, Inc., HealthEquity, Inc., Inovalon Holdings, Inc., LivePerson, Inc., Omnicell, Inc., Progyny, Inc., Trupanion, Inc., and Yext, Inc., each of which were included in our 2022 peer group, were removed from our 2023 peer group because they were acquired or merged with other companies or no longer meet the industry, revenue or market capitalization criteria for the peer group as a whole. The new companies added to our 2023 peer group, as indicated in the table above, satisfied all or substantially all of the industry, revenue and market capitalization criteria for the peer group.
Compensation Governance Best Practices
Our Compensation Committee, assisted by its independent compensation consultant, stays informed of developing executive compensation best practices. In this regard, we seek to implement best practices including:
•Maintaining stock ownership guidelines for executive officers and non-employee directors;
•Prohibiting all employees and directors, including our Named Executive Officers, from hedging their Company common stock pursuant to our Insider Trading Policy;
•Seeking recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement;
•Prohibiting all employees and directors, including our Named Executive Officers, from pledging Company common stock as collateral for loans, pursuant to our Insider Trading Policy;
•Not providing golden parachute excise tax gross-ups;
•Generally restricting our executive officers to be eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees;
•Conducting an annual Say-on-Pay advisory vote as one means to receive feedback from stockholders on our executive compensation program; and
•Performing a risk analysis with respect to our compensation programs and policies, including for non-executive officers.
Stock Ownership Guidelines for our Executive Officers
Our Compensation Committee has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.
Pursuant to our stock ownership guidelines, our Chief Executive Officer is expected to accumulate and hold a number of shares of our common stock with a value equal to six times his annual base salary as Chief Executive Officer and to maintain this minimum amount of stock ownership throughout his employment. Our Chief Executive Officer is expected to achieve the applicable level of ownership within five years of his becoming Chief Executive Officer.

Under our stock ownership guidelines, our executive officers (other than the Chief Executive Officer) are expected to accumulate and hold a number of shares of our common stock with a value equal to three times their annual base salary and to maintain this minimum amount of stock ownership throughout their employment. The executive officers (other than the Chief Executive Officer) are expected to achieve the applicable level of ownership within five years of the date of adoption of the amended stock ownership guidelines, or for future executive officers, within five years of their becoming an executive officer.
The following equity holdings qualify towards satisfaction of our stock ownership guidelines: (i) shares directly owned by the executive officer or his or her immediate family members; (ii) shares held in trust, limited partnerships or similar entities for the benefit of the executive officer or his or her immediate family members; (iii) shares subject to restricted stock units or other full-value awards that have vested, but for which an executive officer has elected to defer settlement of the award to a date beyond the date of vesting; (iv) shares subject to restricted stock units or other full-value awards that are unvested and for which the only requirement to earn the award is continued service to the Company and for which an executive has elected to defer the settlement of the award to a date beyond the date of vesting and (v) shares subject to stock options and stock appreciation rights that are vested and in the money.
In the event the applicable guideline is not achieved with respect to any executive officer by the applicable deadline, the executive officer will be required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or stock appreciation rights or the vesting of restricted stock units or other full-value awards until the applicable guideline has been achieved. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes. Under certain limited circumstances, the guidelines may be temporarily suspended by our Compensation Committee at its discretion.
As of the Record Date, all of our executive officers still have time to meet the applicable level of stock ownership contemplated by the guidelines.
Insider Trading Policy
Our employees, including our Named Executive Officers, are prohibited from trading our securities in violation of our Insider Trading Policy, including activities such as trading on material, nonpublic information, pledging of our securities as collateral for a loan and trading in derivative securities (e.g., “puts,” “calls,” “swaps,” “caps,” “collars” or other similar hedging instruments) relating to our securities. For more information about our Insider Trading Policy, see “Board of Directors and Corporate Governance—Corporate Governance Policies—Insider Trading Policy.”
Regulatory Considerations
Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.
Compensation Recovery Policy
In September 2023, our Board of Directors adopted an executive compensation clawback policy (the “Clawback Policy”) applicable to our current and future former executive officers in accordance with the SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the SEC and Nasdaq requirements. As described in more detail in the Clawback Policy, excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation generally is covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period.
Risk Assessment
Our Compensation Committee retained Aon, its independent compensation consultant, to evaluate the risk inherent in our executive and non-executive compensation programs. Accordingly, Aon evaluated our executive and non-executive compensation programs and provided a report to the Compensation Committee. The report concluded that, among other things:
•Overall pay mix, among base salary, variable cash and long-term incentives, was aligned with the practices of our peers;
•Incentive plans are well-aligned with compensation design principles that generally follow best practices;
•Management incentives are capped and require a threshold level of performance that help protect against overpayment in a challenging business environment;
•Severance benefits are closely managed and are not excessive; and
•Share ownership guidelines established for executive officers and non-employee directors generally follow best practices.
Based on this analysis, the Compensation Committee was satisfied that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.
Executive Compensation Program Elements
Base Salary
The Compensation Committee intends to provide the Named Executive Officers with competitive base salaries in order to attract and retain an appropriate caliber of talent and experience for our workforce. Base salaries are also provided to reward the Named Executive Officers for their day-to-day contributions. Our Compensation Committee reviewed base salaries for our Named Executive Officers in the first quarter of 2023 using peer group and survey data supplied by Aon as a means to verify that we were providing base salaries that would help us accomplish our goals.
In March 2023, following a review of market information, the Compensation Committee determined not to make any changes to the base salary of Messrs. Soistman and Stelben and to provide a merit-based increase in base salary to Messrs. Rariy and Galimi.
The base salary of Messrs. Soistman and Stelben were determined in conjunction with the negotiation of their new hire employment agreements, taking into account their respective level of experience, industry knowledge and expected contributions to our Company, as well as market data, peer data, internal considerations and the levels of compensation that the Compensation Committee believed was necessary to attract and recruit each Named Executive Officer to join the Company.
The 2023 base salaries for our Named Executive Officers as compared to their 2022 base salaries (as applicable) were as follows:

Name	2022 Base Salary ($)	2023 Base Salary ($)	Percentage Change
Francis S. Soistman	750,000	750,000	—%
John J. Stelben	500,000	500,000	—%
Roman V. Rariy	400,000	425,000	6%
Gavin G. Galimi	370,000	390,000	5%

2023 Bonus Program
We provide the opportunity for our executive officers to earn an annual cash bonus award. We provide this opportunity in order to attract and retain employees with a high caliber of talent and experience for our key positions and to link payments to the achievement of our annual financial and/or operational objectives.
Consistent with the Compensation Committee’s philosophy of linking pay directly to performance, the Compensation Committee determined that a significant portion of our Named Executive Officers’ total direct compensation should be variable, at-risk cash compensation. The Compensation Committee believed that the incentives provided a meaningful reward if the goals were achieved and were necessary to attract and retain our Named Executive Officers and to maintain competitiveness with similarly performing companies.
In March 2023, our Compensation Committee approved the 2023 Bonus Program under the executive bonus plan for our executives including our Named Executive Officers. The 2023 Bonus Program provided executives with the opportunity to earn cash bonus awards based on achieving performance goals relating to company performance established by the Compensation Committee. Under the executive bonus plan, the Compensation Committee retains authority to increase, decrease and/or eliminate awards notwithstanding any performance achievement under it. All Named Executive Officers’ payouts are based on corporate goals described herein.
The 2023 target cash bonus opportunities for our Named Executive Officers as compared to their 2022 target cash bonus opportunities (as applicable) were as follows:

Name	2022 Target Bonus Opportunity as Percent of Base Salary	2022 Target Bonus Opportunity Amount ($)	2023 Target Bonus Opportunity as Percent of Base Salary	2023 Target Bonus Opportunity Amount ($)
Francis S. Soistman	110%	825,000	110%	825,000
John J. Stelben(1)	N/A	N/A	75%	375,000
Roman V. Rariy(2)	75%	250,685	75%	—
Gavin G. Galimi(3)	50%	94,781	60%	223,663
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(1)Mr. Stelben was not eligible to participate in the 2022 bonus program because he joined the Company in November 2022.
(2)Amounts for Mr. Rariy in 2022 reflect proration based on his start date. Mr. Rariy departed the Company in December 2023 and was not eligible to receive a bonus under the 2023 Bonus Program.
(3)Amounts for Mr. Galimi in 2022 and 2023 reflect proration based on his start date in 2022 and base salary increase in 2023.
The Compensation Committee determined to maintain the same (on a percentage-of-base salary basis) 2023 target cash bonus opportunities for continuing Named Executive Officers with the exception of Mr. Galimi. The Compensation Committee increased Mr. Galimi’s target bonus percentage from 50% to 60%, recognizing that Mr. Galimi, who had joined the Company in June 2022, was subsequently designated an executive officer later in 2022 after having assumed greater executive responsibilities within the organization.
2023 Bonus Program Design
The 2023 Bonus Program was designed to drive performance, recognize achievement of strategic and transformation objectives for the year, and motivate and retain our new leadership team. Company performance under the 2023 Bonus Program was measured by the achievement of specific financial goals related to adjusted EBITDA and GAAP revenue, as well as the achievement of the four specific short-term operational goals set forth in the table entitled FY23 Priorities below (collectively, the “FY23 Priorities”).
In reviewing the 2022 bonus program and actual performance (as summarized in the table below), the Compensation Committee largely maintained the 2022 bonus program framework but modified the 2023 Bonus Program performance targets further as summarized below:

FY 2022 Bonus Program and Actual Performance
Adjusted EBITDA* (60%)			+	GAAP Annual Revenue (20%)			+	FY22 Priorities (20%)
Goal (in millions)		Payout Curve		Goal (in millions)		Payout Curve		Goal		Payout Curve
Maximum	$(0.0)	200%		Maximum	$470.0	150%		Maximum	4 of 4 goals met	150%
Stretch	$(37.0)	150%
Target	$(50.5)	100%		Target	$459.0	100%		Target	3 of 4 goals met	100%
Threshold	$(64.0)	50%		Threshold	$448.0	50%		Threshold	2 of 4 goals met	100%
2022 Actual % Payout Curve	$(41.7)	133%		2022 Actual % Payout Curve	$405.4	—%		2022 Actual % Payout Curve	3 of 4 goals met	100%
2022 Actual Weighted Payout %	80%			2022 Actual Weighted Payout %	—%			2022 Actual Weighted Payout %	20%

FY 2023 Bonus Program Design
Adjusted EBITDA* (60%)			+	GAAP Annual Revenue (20%)			+	FY23 Priorities (20%)
Goal (in millions)		Payout Curve		Goal (in millions)		Payout Curve		Goal		Payout Curve
Maximum	$15.0	200%		Maximum	$440.0	150%		Maximum	4 of 4 goals met	150%
Stretch	$5.0	150%
Target	$(5.0)	100%		Target	$430.0	100%		Target	3 of 4 goals met	100%
Threshold	$(15.0)	50%		Threshold	$420.0	50%		Threshold	2 of 4 goals met	50%
2023 Potential Maximum Weighted Payout %	120%			2023 Potential Maximum Weighted Payout %	30%			2023 Potential Maximum Weighted Payout %	30%
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*    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.
•Similar to the 2022 Bonus Plan, payouts under the 2023 Bonus Program were based 60% on the achievement of the adjusted EBITDA goal, 20% on the achievement of the revenue performance goal and 20% on the achievement of the FY23 Priorities. The Compensation Committee retained the 180% cap for maximum potential payout.
•The Compensation Committee set significant Adjusted EBITDA goals for Fiscal Year 2023 compared to Fiscal Year 2022 as an indicator of our desire to continue to emphasize bottom line growth and our successful transformation.
•Recognizing the Company’s 2023 plan to maintain focus on operational improvements while reducing investment in demand generation activities in the first three quarters of the year, followed by a planned return to strong Medicare growth in the fourth quarter of 2023, the Compensation Committee decided to adjust the total revenue goal range downwards in line with the Company’s 2023 guidance range for the total revenue provided on February 28, 2023.

•Under the 2023 Bonus Program, participants could receive up to 180% of the participant’s target payout in the aggregate for achievement that meets all of the maximum payout levels described in the table above (comprised of up to 200%, 150% and 150%, respectively, of target payout for achievement of the adjusted EBITDA goal, the revenue performance goal and the FY23 Priorities (as further discussed below) at the maximum payout level).
The Compensation Committee also selected the following four strategic and operational goals as the FY23 Priorities:

FY23 Priorities
Description	Measurement Criteria
Build on progress within eHealth’s omnichannel marketing and lead generation engine	Effective launch of phase one of audience segmentation and branding strategy by end of Q3 2023
Execute on enhancements to online platform to improve customer experience and drive higher conversion rates	Online (unassisted and assisted) Conversion Rate improvement from prior year
Introduce the next evolution of customer retention strategy	Successful implementation and go-live of customer retention strategy by end of Q3 2023
Further diversify eHealth’s revenue streams	Growth in dedicated carrier, individual and family and small business, and Medicare Supplement opportunities measured by revenue compared to prior year
•With respect to FY23 Priorities, achievement of customer retention strategy is measured by the implementation of various marketing campaigns by the end of the third quarter of 2023 in advance of the Medicare annual enrollment period that were specifically designed to retain and recapture customers, which would then be measured against the retention data from the prior year.
•In measuring whether the Company achieved further diversification of the Company’s revenue streams, the Compensation Committee looked at the segment revenue and change from year over year.
•The Compensation Committee believed that the achievement of these strategic performance goals would advance the Company’s near-term transformation priorities and require significant effort on the part of each participant, and it therefore approved cash bonus award opportunities based on achievement of these goals. The Compensation Committee also believed that with respect to the FY23 Priorities, achievement of all four metrics would require significant effort and skillful execution of the Company’s strategy.
Bonus Payouts for 2023
In March 2024, our Compensation Committee considered and determined the 2023 fiscal year performance of the Company against the previously established performance goals as follows:

Metric	2023 Company Achievement (in thousands)	Goal Achievement Payout Percentage	Goal Weighting	Percentage of Target Payout(1)
Adjusted EBITDA(2)	$14,055	195%	60%	117%
GAAP Annual Revenue	$452,871	150%	20%	30%
FY23 Priorities	3 of 4 Goals Met	100%	20%	20%
Total				167%
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(1)    At management’s recommendation, the Compensation Committee used negative discretion and approved the bonus payout of 150%.
(2)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.

In determining the achievement of three out of the four FY23 Priorities, the Compensation Committee reviewed the Company’s effective launch of phase one of audience segmentation and branding strategy, online conversion rates for both unassisted and assisted online enrollments and successful implementation of the customer retention strategy as measured by relevant measurement criteria which were referenced in “2023 Bonus Program Design” section above.
Based on achievement of such operational goals, the Compensation Committee concluded that bonus payments under the 2023 Bonus Program were achieved at 167% of target. In setting the actual bonus payout amounts, the Compensation Committee used negative discretion to round down the target payout to 150% of each Named Executive Officer’s target and further wanted to reflect that notwithstanding very good overall performance by our Named Executive Officers that our stock price did not perform as desired while we stabilized the Company through the execution of the Transformation Plan. We believe that this result aligns with the Compensation Committee’s philosophy of linking actual pay with financial performance.
The actual bonus payments made to our Named Executive Officers in April 2024 are summarized as follows:

Name	2023 Actual Bonus Payout as percent of 2023 Base Salary (at 150% Achievement)	Actual Bonus Payout ($)
Francis S. Soistman	165%	1,237,500
John J. Stelben	112.5%	562,500
Roman V. Rariy(1)	—%	—
Gavin G. Galimi(2)	90%	335,495
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(1)Mr. Rariy did not receive a bonus under the 2023 Bonus Program because he left the Company in December 2023.
(2)Mr. Galimi’s actual bonus payout amount in 2023 reflects proration based on his base salary increase in 2023.
2023 Total Cash Compensation Summary
The below table summarizes the 2023 cash compensation earned by our Named Executive Officers:

Name	2023 Actual Salary ($)	2023 Actual Bonus ($)	All Other Cash Comp ($)	Total Cash Compensation ($)
Francis S. Soistman	750,000	1,237,500	16,758	2,004,258
John J. Stelben	500,000	562,500	13,464	1,075,964
Roman V. Rariy	419,712	—	11,133	430,845
Gavin G. Galimi	385,769	335,495	10,147	731,411
Equity Incentive Compensation
Equity incentive awards are an important part of our overall compensation program as they reward and incentivize performance, assist in attracting and retaining talented employees and help to align employee interests with the interests of our stockholders. The Compensation Committee reviews the equity holdings of our Named Executive Officers regularly, and grants equity awards to our Named Executive Officers informed in part by the market data provided by Aon, as discussed above. The terms of our 2023 equity awards are set forth below, and additional relevant provisions with respect to particular Named Executive Officers may be found in the “Employment Agreements, Severance Agreements and Change of Control Arrangements” section of this proxy statement. The Company grants equity awards under our 2014 Equity Plan and the inducement plan that the Company initially adopted in September 2021 (as amended, the “2021 Inducement Plan”).
In reviewing our equity award practices, we are committed to effectively rewarding, incentivizing and retaining our key employees with a competitive equity compensation program while maintaining acceptable levels of stockholder dilution. For this reason, we carefully manage both our gross burn rate and our net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the weighted average number of shares outstanding. We calculate net burn rate as equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding.
We believe that equity awards are a foundational component of total compensation not only for our Named Executive Officers, but also for a broader portion of our employee population. We expect to rely on the use of employee equity awards to attract, reward and motivate our employees, and to tie their financial interests to those of our stockholders.
2023 Equity Incentive Awards
As noted above, as we launched the Transformation Plan, in setting the target compensation for our executive officers in 2022, our Compensation Committee reduced the total equity grant for our Named Executive Officers but granted equity awards largely in the form of RSUs to motivate our Named Executive Officers to continue their services with us and to execute on our multi-year transformation initiatives. In April 2023, the Compensation Committee reintroduced PSUs as part of the 2023 executive compensation program to reflect a gradual shift towards performance-based equity compensation practice as we continued to execute our transformation journey. 42% of the 2023 annual equity awards for our Chief Executive Officer and 25% of the annual equity awards for all other Named Executive Officers (other than Mr. Stelben) were granted in the form of PSUs, with the remaining equity awards granted in the form of RSUs that vest based on continuous service over a two-year or four-year period. It is the Company’s practice to make annual equity awards.
RSUs granted to Mr. Soistman vest in equal quarterly installments over 2 years and RSUs granted to Messrs. Rariy and Galimi were scheduled to vest in equal quarterly installments over 4 years, in each case subject to the applicable Named Executive Officer’s continued service through each applicable vesting date. The shorter vesting period for Mr. Soistman reflects that the size of his equity award was well below that reflected by the market data provided by Aon and therefore the Compensation Committee wanted to deliver the value of his RSUs over a shorter period of time.
2023 PSUs were tied to achievement of our Operating Cash Outflow performance goals for the fiscal year ending December 31, 2023 as follows:

2023 PSUs
Metric	Below Threshold	Threshold	Interim	Maximum	2023 Results
Operating Cash Outflow	Greater than $30 million	Greater than $22.5 million, but less than or equal to $30 million	Greater than $15 million, but less than or equal to $22.5 million	Less than or equal to $15 million	$6.7M
Payout %	—%	50.0%	75.0%	100%	100%
“Operating Cash Outflow” is calculated as the Company’s net cash used in operating activities during the performance period, as set forth in the Company’s statement of cash flows prepared in accordance with the U.S. generally accepted accounting principles and audited by the Company’s independent registered public accounting firm, subject to adjustment for effects of mergers and acquisitions closing during the performance period (if any).
The Compensation Committee chose Operating Cash Outflow to drive our continued strategic emphasis on cost restructuring, preserving liquidity in the short term, and to ensure effective variable spend. The Compensation Committee set the thresholds shown above to reflect the Operating Cash Outflow guidance for 2023 that we provided on February 28, 2023. In addition, upon achievement of the performance criteria, the percentage of the PSUs that became eligible to vest would not vest until December 31, 2024, subject to the executive officers continuing to provide services to us through such date. This additional 1-year service-vesting requirement acts as an additional retention incentive.
Following completion of the performance period, the Compensation Committee reviewed the Company’s 2023 Operating Cash Outflow performance and determined that the performance criteria were met at the 100% level, resulting in 100% of the award becoming eligible to vest on December 31, 2024, subject to the service requirement.

The RSU and PSU awards granted to Messrs. Soistman, Rariy and Galimi during 2023 are summarized as follows:

Name	Time-Based RSUs	Operating Cash Outflow PSUs	Weighting % (RSUs / PSUs)
Francis S. Soistman(1)	187,500	137,500	58% / 42%
Roman V. Rariy	56,250	18,750	75% / 25%
Gavin G. Galimi	37,500	12,500	75% / 25%
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(1)    In 2023 Mr. Soistman received an additional 75,000 PSUs above his 250,000 annual grants, which would have been split 25% and 75% between PSUs and RSUs. These additional 75,000 PSUs were awarded by the Compensation Committee in part because Mr. Soistman had voluntarily agreed to postpone a portion of his 2022 annual equity grant during the Transformation Plan to align with the financial metrics that were to be determined in 2023.
2023 Executive Equity Compensation for John J. Stelben
Mr. Stelben, who joined us as Senior Vice President, Chief Financial Officer on November 14, 2022, was not eligible to participate in the 2023 executive compensation program described above, but as part of his employment offer package, was granted the following equity awards in January 2023:

Name	Time-Based RSUs	Stock Price PSUs	Weighting % (RSUs / PSUs)
John J. Stelben	375,000	125,000	75% / 25%
Consistent with the compensation framework that was in place for Fiscal Year 2022 when Mr. Stelben joined the Company, the Compensation Committee determined that 75% of the awards granted to Mr. Stelben would be RSUs and 25% would be PSUs based on stock price hurdles. Such substantial portion of the awards being time-based reflects the Compensation Committee’s recognition of the need to attract and retain key members of our new senior management team in a highly competitive labor market and to motivate our Named Executive Officers to continue their services with us and to execute on our multi-year transformation initiatives.
The RSUs granted to Mr. Stelben vested as to 25% of the shares subject to the RSUs on November 10, 2023, with 6.25% of the shares vesting at the end of each three-month period thereafter, subject to his continued service through each applicable vesting date. Mr. Stelben’s PSUs would become eligible to vest if in any 30-calendar day period during the four-year period following the date of grant our average closing price first equals or exceeds the following price thresholds and would vest on the one-year anniversary of achieving the applicable price threshold.

Stock Price Threshold	Percentage of Award Eligible to Vest	Percentage Increase from Base Price to Achieve Price Threshold
$3.90	33.3%	25%
$4.21	33.3%	35%
$4.68	33.3%	50%
The Compensation Committee set the price thresholds to be 125%, 135% and 150% of the trailing 30 calendar-day average share price as of November 11, 2022, which is the last trading day prior to Mr. Stelben’s date of hire. In addition, upon achievement of one or more of the price thresholds, the percentage that became eligible to vest would not vest until the one-year anniversary of achieving the applicable price threshold, subject to Mr. Stelben continuing to provide services to us through the vesting date. Upon a Change in Control (as defined in our 2021 Inducement Plan), only those PSUs that would become eligible to vest based on the Change in Control price (treating that price as if it were the 30 calendar-day average stock price) would remain eligible to vest and would be scheduled to vest one year following the Change in Control, subject to Mr. Stelben continuing to provide services to us through the vesting date, and the rest of the PSUs subject to the award would be forfeited. The stock price threshold was achieved for the maximum number of shares on January 31, 2023 and all of the PSUs subsequently vested on January 31, 2024.

Looking Ahead to 2024 Compensation
Recognizing the completion of our Transformation Plan in 2023 and shift of the our focus on building towards sustainable, profitable growth and positive operating cash flow, our Compensation Committee has further revised our executive compensation program. The Compensation Committee recognizes the importance of achievement of our multi-year strategic and annual financial objectives while reflecting our continued commitment to pursue a compensation plan based on our pay-for-performance philosophy.
2024 Bonus Program Design
In March 2024, our Compensation Committee approved the executive bonus program for the fiscal year ended December 31, 2024 (the “2024 Bonus Program”) established under the executive bonus plan. The 2024 Bonus Program broadens focus and weighting from adjusted EBITDA, which is weighted at 20%, and introduces the Company’s Operating Cash Flow as a new plan performance metric, while maintaining total revenue and select fiscal year 2024 operational priorities performance goals at the same 20% weighting as under the 2023 Bonus Program. Our Operating Cash Flow, which was the sole performance metric used for our 2023 PSU awards, is allocated 40% weighting under the 2024 Bonus Program, reflecting our continued focus on achieving cash targets.
The specific performance goals under the 2024 Bonus Program approved by the Compensation Committee are as follows:

Threshold	Operating Cash Flow (40%)	Total Revenue (20%)	Adjusted EBITDA(1) (20%)	FY24 Priorities (20%)	Payout Curve
Maximum	$0	$475M	$20M	4/4 Goals Met	200%
Stretch	($5M)	$468.75M	$13.75M	N/A	150%
Target	($10M)	$462.5M	$7.5M	3/4 Goals Met	100%
Threshold	($15M)	$450M	($5M)	2/4 Goals Met	50%
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(1)    Note: See Appendix A for a reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA.
•The target threshold for each of the Operating Cash Flow, total revenue and adjusted EBITDA goals shown above reflect the mid-point of the 2024 guidance range for the Operating Cash Flow, total revenue and adjusted EBITDA metrics that we provided on February 27, 2024 as well as the 3-year financial targets we shared at our Investor Day in May 2023.
•Our 2024 guidance includes the expected impact of positive net adjustment revenue in the range of $0 to 15 million.
•Excluding the impact of positive net adjustment revenue in 2022 and 2023, the mid-point of our 2024 guidance reflects approximately 12% year-over-year total revenue growth and a substantial improvement in GAAP net income (loss) and adjusted EBITDA.
•Upon achievement of the maximum target goals, the maximum payout our executives may receive is increased to 200% of the participant’s target payout.
2024 Equity Awards Design
Our 2024 executive equity compensation program also reflects our continued shift towards a more long-term, performance-driven mix. The 2024 annual equity grant to our Chief Executive Officer was weighted 50% PSUs and 50% RSUs while the annual grant to the other Named Executive Officers for 2024 (other than Ms. Barbeau) was weighted 35% and 65%, respectively.
The 2024 PSU goal is tied to achievement of our adjusted EBITDA margin goals for the 2-year period between 2024 and 2025, as follows:

Threshold	Adjusted EBITDA Margin for 2024-2025	Percentage of Award Eligible to Vest
Maximum	10%	200.0%
Target	8%	100.0%
Threshold	7%	50.0%
Below Threshold	Less than 7%	—%
•The 2024 PSUs have a two-year performance period, and upon achievement of adjusted EBITDA margin goals, eligible shares will vest one year later on December 31, 2026, subject to continued service through each applicable vesting date.
•RSUs comprised 50% and 65% for our Chief Executive Officer and the other Named Executive Officers, respectively, of the long-term incentive opportunity and vest annually during a 3-year period.
•Achievement of adjusted EBITDA margin will be calculated by dividing the Company’s adjusted EBITDA for the 2-year performance period from 2024 through 2025 by the Company’s total revenue for the same period and will exclude the effects of mergers and acquisitions closing during the performance period (if any). Adjusted EBITDA will be calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.
The Compensation Committee may make other changes to the 2024 executive compensation program if business conditions warrant, but the Compensation Committee currently does not intend to make any other changes for 2024.
Change in Control and Termination Arrangements
We have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control. At the direction of the Compensation Committee, Aon conducted a study of change of control severance market practices. Informed by this data, the Compensation Committee designed agreements considering market norms. The severance and employment arrangements with our Named Executive Officers are more fully described under the section entitled “Employment Agreements, Severance Agreements and Change of Control Arrangements.”
Other Compensation; Perquisites
We provide the opportunity for our executive officers and other employees to receive general health and welfare benefits. We also maintain a retirement and deferred savings plan available to all U.S. employees, which is intended to qualify under Sections 401(a) and 401(k) of the Code. This plan allows each participant to contribute up to 100% of their pre-tax compensation, up to a statutory limit, which was $22,500 (or $30,000 for employees over 50 years of age) in calendar year 2023. Under the plan, each participant is fully vested in his or her own contributions. We match 100% of each participant’s contribution each pay period, up to a maximum of 3% of the employee’s base salary during that period. The plan also permits us to make discretionary profit-sharing contributions, but we have not made such contributions to date.
We generally restrict our executive officers so that they are eligible to receive only the same benefits and perquisites as our other U.S.-based salaried employees. These payments are set forth in the Summary Compensation Table under the column, “All Other Compensation.”
Our executive officers are eligible to participate in our 2020 Employee Stock Purchase Plan on the same terms as all other U.S. employees who meet the eligibility criteria.

Compensation Committee Report
The information contained in this report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K and proxy statement for the Annual Meeting.
This report is submitted by the Compensation Committee.

Compensation Committee

Erin L. Russell (Chairperson)
Andrea C. Brimmer
A. John Hass, III
Cesar M. Soriano
Aaron C. Tolson

COMPENSATION TABLES
2023 Summary Compensation Table
The information below sets forth the compensation earned by our Named Executive Officers for the years ended December 31, 2023, 2022 and 2021. The total compensation presented does not reflect the actual compensation received by our Named Executive Officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of RSUs and/or PSUs, granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options and/or performance-based stock options granted in that applicable year.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Francis S. Soistman	2023	750,000	—	2,990,000	—	1,237,500	16,758	4,994,258
Chief Executive Officer	2022	750,000	—	4,624,500	—	825,000	16,008	6,215,508
	2021	196,154	337,877	5,811,585	4,296,920	—	3,462	10,645,998
John J. Stelben	2023	500,000	—	2,413,750	—	562,500	13,464	3,489,714
Senior Vice President, Chief Financial Officer	2022	69,231	—	—	—	—	1,565	70,796
Roman V. Rariy	2023	419,712	—	690,000	—	—	11,133	1,120,845
Chief Operating Officer and Chief Transformation Officer	2022	336,923	100,000	1,668,731	—	260,000	9,772	2,375,426
Gavin G. Galimi	2023	385,769	—	460,000	—	335,495	10,147	1,191,411
Senior Vice President, General Counsel and Corporate Secretary	2022	192,115	—	572,791	—	100,000	5,101	870,007
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(1)Mr. Soistman became Chief Executive Officer of the Company effective November 1, 2021. Mr. Stelben joined the Company as Senior Vice President, Chief Financial Officer on November 14, 2022. Mr. Rariy joined the Company as Chief Operating Officer and Chief Transformation Officer on March 1, 2022 and left the Company on December 31, 2023. Mr. Galimi joined the Company as Senior Vice President, General Counsel and Corporate Secretary on June 27, 2022.
(2)Amounts reflect (i) a $200,000 sign-on bonus and a $137,877 guaranteed bonus pursuant to the terms of the employment agreement that we entered into with Mr. Soistman in 2021 and (ii) a $100,000 sign-on bonus pursuant to the terms of the employment agreement that we entered into with Mr. Rariy in 2022.
(3)Amounts were based on the grant date fair value computed in accordance with FASB ASC Topic 718 and assuming the probable level of achievement of the performance conditions of the PSUs. Our accounting policies regarding equity compensation and the assumptions used to calculate the value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023, 2022 and 2021. The PSUs have the following grant date fair values assuming the highest level of performance conditions will be achieved: $1,265,000 for Mr. Soistman, $598,750 for Mr. Stelben, $172,500 for Mr. Rariy, and $115,000 for Mr. Galimi. For more information regarding our Named Executive Officers’ long-term equity incentives granted in 2023, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Elements.”
(4)Amounts are performance-based cash bonus awards earned and approved by the Compensation Committee for their respective fiscal years.
(5)The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2023:

Name	Contributions Under 401(k) Plan ($)(a)	Group Term Life Insurance ($)(b)
Francis S. Soistman	9,900	6,858
John J. Stelben	9,900	3,564
Roman V. Rariy	9,915	1,218
Gavin G. Galimi	8,905	1,242
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(a)Represents 401(k) matching contributions.
(b)Represents premiums paid for group term life insurance.

2023 Grants of Plan-Based Awards
The following table provides information regarding the amount of performance-based cash bonus awards eligible to be earned in 2023 by each of the Named Executive Officers and equity awards granted in 2023 to each of the Named Executive Officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Francis S. Soistman	4/10/2023	3/27/2023				31,250	62,500	62,500		575,000
	4/10/2023	3/27/2023				37,500	75,000	75,000		690,000
	4/10/2023	3/27/2023							187,500	1,725,000
			82,500	825,000	1,485,000
John J. Stelben	1/1/2023	12/12/2022				41,666	125,000	125,000		598,750
	1/1/2023	12/12/2022							375,000	1,815,000
			33,750	337,500	607,500
Roman V. Rariy	4/10/2023	3/27/2023				9,375	18,750	18,750		172,500
	4/10/2023	3/27/2023							56,250	517,500
			31,875	318,750	573,750
Gavin G. Galimi	4/10/2023	3/27/2023				6,250	12,500	12,500		115,000
	4/10/2023	3/27/2023							37,500	345,000
			23,400	234,000	421,200
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(1)Represents threshold, target and maximum performance-based cash bonus payouts under the 2023 executive bonus program as described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Elements—2023 Bonus Program.” The actual bonus amounts paid to each Named Executive Officer are disclosed in the 2023 Summary Compensation Table set forth above. The amounts are calculated using the 2023 base salaries for the full year and do not take into account the proration of actual bonus amounts.
(2)Represents PSUs granted in 2023. For PSUs granted to Messrs. Soistman, Rariy and Galimi, a number of PSUs may become eligible to vest based on achievement of Operating Cash Outflow performance goals for the fiscal year ending December 31, 2023 and any PSUs which become eligible shares based on such achievement are subject to a time-based vesting schedule of approximately two years from the date the PSU award was granted, and for PSUs granted to Mr. Stelben, a number of PSUs became eligible to vest based on achievement of specified stock price goals, with a time-based vesting schedule of approximately one year from the date the specified stock price goal was achieved, as described in “—Compensation Discussion & Analysis—Executive Compensation Program Elements—Equity Incentive Compensation—2023 Equity Incentive Awards.” These columns show the number of PSUs that would become eligible to vest upon achievement at the threshold, target, and maximum levels.
(3)Represents RSUs granted in 2023.
(4)Amounts shown reflect the grant date fair value of RSU and PSU awards granted in 2023, computed in accordance with FASB ASC Topic 718 and assuming the probable level of achievement of the performance conditions of the PSUs. Our accounting policies regarding equity compensation and the assumptions used to compute the fair value of our equity awards are set forth in Notes 1 and 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

2023 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of equity securities underlying outstanding option awards and unvested RSUs and PSUs for each Named Executive Officer as of December 31, 2023. None of our Named Executive Officers have elected to defer settlement of vested RSUs or PSUs. Vested RSUs and PSUs are not included in the table below. Vested RSUs and PSUs are reflected in the table and related footnotes under “Security Ownership of Certain Beneficial Owners and Management” and “2023 Option Exercises and Stock Vested at Fiscal Year-End.” See “Executive Compensation — Compensation Discussion and Analysis” for a description of equity awards granted in 2023. Mr. Rariy’s equity awards were canceled as of December 31, 2023 following his voluntary resignation, and as such, Mr. Rariy did not have any outstanding equity awards as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Francis S. Soistman	10/6/2021(2)	56,250	43,750		41.03	10/06/2028
	10/6/2021(3)			25,000	41.03	10/06/2028
	11/2/2021(4)								17,500	152,600
	11/2/2021(5)						26,250	228,900
	11/2/2021(6)						5,469	47,690
	4/1/2022(7)						75,000	654,000
	12/1/2022(8)						75,000	654,000
	4/10/2023(9)						62,500	545,000
	4/10/2023(10)						75,000	654,000
	4/10/2023(11)						140,625	1,226,250
John J. Stelben	1/1/2023(12)						125,000	1,090,000
	1/1/2023(13)						281,250	2,452,500
Gavin G. Galimi	8/1/2022(14)						49,653	432,974
	4/10/2023(15)						12,500	109,000
	4/10/2023(16)						32,813	286,129
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(1)The market value of RSUs and PSUs that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock on December 31, 2023, which was $8.72.
(2)The equity award covers the option to purchase 100,000 shares that vests as to 1/4th of the shares on the first anniversary of September 22, 2021 and 1/48th of the shares upon completion of each month of continuous service thereafter, subject to the executive officer’s continued service with us (the “Specified Time-Based Option Award”).
(3)The equity award covers the option to purchase 100,000 shares that vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us. The number in the table reflects the 25% threshold. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the earlier of the one-year anniversary of achieving the applicable stock price threshold or the fourth anniversary of the date of grant, subject to the executive officer’s continuing to provide services to us through the vesting date. As of December 31, 2023, none of the performance goals has been met.
(4)The equity award covers 70,000 PSUs that vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us. The number in the table reflects the 25% threshold. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the earlier of the one-year anniversary of achieving the applicable stock price threshold or the fourth anniversary of the date of grant, subject to the executive officer’s continuing to provide services to us through the vesting date. As of December 31, 2023, none of the performance goals has been met.
(5)The equity award covers 60,000 RSUs that vest as to 1/4th of the shares on the first anniversary of September 22, 2021, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us (the “Specified Time-Based RSU Award”).
(6)The equity award covers 12,500 RSUs that vest as to 1/16th of the shares on the grant date of November 2, 2021, and in 15 equal quarterly installments thereafter, subject to the executive officer’s continued service with us (the “Starting RSU Award”).
(7)The equity award covers 300,000 RSUs that vest as to 1/8th of the shares in equal quarterly installments after the vesting commencement date of April 10, 2022, subject to the executive officer’s continued service with us.

(8)The equity award covers 150,000 RSUs that vest as to 1/8th of the shares in equal quarterly installments after the vesting commencement date of October 10, 2022, subject to the executive officer’s continued service with us.
(9)The equity award covers 62,500 PSUs that vest upon achievement of adjusted cash outflow performance goals for the fiscal year ending December 31, 2023. The number in the table reflects the 100% target. Upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2024, subject to the executive officer’s continuing to provide services to us through the vesting date. Subsequent to December 31, 2023, the Compensation Committee determined that the performance criteria were met at the 100% level.
(10)The equity award covers 75,000 PSUs that vest upon achievement of adjusted cash outflow performance goals for the fiscal year ending December 31, 2023. The number in the table reflects the 100% target. Upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2024, subject to the executive officer’s continuing to provide services to us through the vesting date. Subsequent to December 31, 2023, the Compensation Committee determined that the performance criteria were met at the 100% level.
(11)The equity award covers 187,500 RSUs that vest as to 1/8th of the shares in equal quarterly installments after the vesting commencement date of April 10, 2023, subject to the executive officer’s continued service with us.
(12)The equity award covers 125,000 PSUs that vest upon achievement of one or more of the stock price thresholds, subject to the executive officer’s continuing to provide services to us. The number in the table reflects the 100% target. Upon achievement of one or more of the stock price thresholds, the percentage that becomes eligible to vest would vest on the one-year anniversary of achieving the applicable stock price threshold, subject to the executive officer’s continuing to provide services to us through the vesting date. As of December 31, 2023, 100% of the performance goals have been met and the shares vested on January 31, 2024.
(13)The equity award covers 375,000 RSUs that vest as to 1/4th of the shares on the first anniversary of the vesting commencement date of November 10, 2023, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(14)The equity award covers 79,444 RSUs that vest as to 1/4th of the shares on the first anniversary of the vesting commencement date of June 10, 2022, and in 12 equal quarterly installments thereafter, subject to the executive officer’s continued service with us.
(15)The equity award covers 12,500 PSUs that vest upon achievement of adjusted cash outflow performance goals for the fiscal year ending December 31, 2023. The number in the table reflects the 100% target. Based upon achievement of the applicable performance criteria, the percentage that becomes eligible to vest would vest on December 31, 2024, subject to the executive officer’s continuing to provide services to us through the vesting date. Subsequent to December 31, 2023, the Compensation Committee determined that the performance criteria were met at the 100% level.
(16)The equity award covers 37,500 RSUs that vest as to 1/16th of the shares in equal quarterly installments after the vesting commencement date of April 10, 2023, subject to the executive officer’s continued service with us.
2023 Option Exercises and Stock Vested at Fiscal Year-End
The following table sets forth the number of shares acquired and value realized by each of our Named Executive Officers during the year ended December 31, 2023 upon the vesting of stock awards. None of our Named Executive Officers exercised any options during the year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Francis S. Soistman	365,000	2,959,391
John J. Stelben	93,750	686,250
Roman V. Rariy	40,582	332,833
Gavin G. Galimi	34,478	303,588
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(1)The value realized equals the fair market value of the Company’s common stock on the date of vesting, multiplied by the number of shares of stock that have vested.
Non-Qualified Deferred Compensation
None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, we have adopted a restricted stock unit deferral program that allows our Named Executive Officers to elect to defer settlement of vested restricted stock units.
Employment Agreements, Severance Agreements and Change of Control Arrangements
We have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control.

See “Agreements with our Named Executive Officers — General” below for meanings of certain defined terms used in this section.
Agreement with Mr. Soistman
We entered into an employment agreement with Mr. Soistman in December 2021. Under the terms of his employment agreement, if Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason, and provided that any such termination occurs during the period beginning with the date that is four months prior to and ending on the date 12 months following a change of control of the Company (the “Change of Control Period”), Mr. Soistman will be entitled to the following severance payments and benefits: (i) a lump sum cash payment in an amount equal to 24 months of his then-current annual base salary; (ii) a lump sum cash payment in an amount equal to two times his target cash incentive award for such year; (iii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance; (iv) company‑paid COBRA premiums for up to 18 months; (v) 100% vesting of any outstanding and unvested time-based equity awards; and (vi) accelerated vesting for any performance-based equity awards that have satisfied a performance goal but for which service-based vesting has not yet been satisfied.
If Mr. Soistman’s employment is terminated by us without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Soistman will be entitled to the following severance payments and benefits: (i) a lump sum cash payment in an amount equal to 24 months of his then-current annual base salary; (ii) a lump sum cash payment in an amount equal to his target cash incentive award for such year, on a pro-rated basis (provided that if actual performance for the year exceeds target and the date of termination is July 1 or later, then Mr. Soistman will be entitled to the remainder of his target cash incentive award for such year, to be paid when bonuses are paid to other executives); (iii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance; (iv) company‑paid COBRA premiums for up to 18 months, (v) full vesting of the Starting RSU Award and 12 additional months of vesting credit with respect to the Specified Time-Based Option Award and the Specified Time-Based RSU Award (in each case, as defined under “2023 Outstanding Equity Awards at Fiscal Year-End” above), with such vesting being calculated as if the award had been subject to monthly vesting; (vi) in the case of a voluntary resignation for good reason, 12 additional months of vesting credit with respect to other outstanding and unvested time-based awards, with such vesting being calculated as if the award had been subject to monthly vesting; and (vii) accelerated vesting for any performance-based equity awards that have satisfied the applicable performance goal(s), but for which the service-based vesting has not yet been satisfied.
If Mr. Soistman’s employment is terminated due to death or disability, Mr. Soistman will be entitled to a lump sum cash payment in an amount equal to (i) his target cash incentive award for such year, on a pro-rated basis, but only to the extent performance goals are actually met and (ii) any other earned but unpaid annual cash incentive award with respect to the prior year, based on actual performance.
Agreements with Messrs. Stelben, Rariy and Galimi
We entered into a severance agreement with each of Messrs. Stelben, Rariy and Galimi. Pursuant to such severance agreements, if the executive is terminated by us without cause or if the executive voluntarily resigns for good reason, the executive will be entitled to receive the following severance payment and benefits: (i) a lump sum cash payment in an amount equal to 12 months of the executive’s then-current annual base salary; and (ii) company-paid COBRA premiums for up to 12 months. In addition, if the executive is terminated by us without cause or if the executive voluntarily resigns for good reason during the 12-month period following a change of control, then the executive will be entitled to receive the following additional severance payment and benefits: (i) a lump sum cash payment in an amount equal to 100% of the executive’s then-current target annual cash bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to the executive. The severance agreements with Messrs. Stelben, Rariy and Galimi do not provide for severance payments or benefits in the event the executive’s employment is terminated due to death or disability.
Mr. Rariy voluntarily resigned from the Company effective December 31, 2023, and as a result, the Company did not pay any severance benefits.

Agreements with our Named Executive Officers — General
Eligibility for the severance payments and benefits described above is conditioned upon the execution by the Named Executive Officer, and effectiveness within a specified period of time following termination, of a general release of claims in favor of the Company.
Any severance payments to which one of our Named Executive Officers is entitled will be paid by us on such date as necessary to avoid the imposition of additional taxes under Section 409A of the Code. We are not obligated to pay our Named Executive Officers a gross-up for taxation on their severance benefits. We have not entered into employment agreements with any of the Named Executive Officers that specify a fixed term of employment. The employment of each Named Executive Officer with us is “at will.”
For purposes of the agreements with our Named Executive Officers, “cause” generally means: (i) the executive’s commission of any act of fraud, embezzlement or dishonesty; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony under the laws of the United States or any state thereof; (iii) the executive’s continued failure to perform lawfully assigned duties for 30 days after receiving written notification from the Company; (iv) the executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company; or (v) any other intentional misconduct by the executive that adversely affects the business of the Company in a material manner.
For purposes of the agreements with our Named Executive Officers, “change of control” generally means the occurrence of any of the following, in one or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale, lease or other disposition by the Company of all or substantially all the Company’s assets.
For purposes of the agreements with our Named Executive Officers, “good reason” generally means that the executive resigns his or her employment within 120 days after any of the following is undertaken by the Company (or its acquirer) without the executive’s express written consent: (i) a reduction in the executive’s title; (ii) a material reduction of the executive’s duties, authority or responsibilities; or (iii) any material reduction of the executive’s base salary or potential bonus (subject to certain exceptions); provided, however, that “good reason” shall not exist unless the executive has provided written notice to the Board of Directors of the purported grounds for the “good reason” within 90 days of its initial existence and the Company has been provided at least 30 days to remedy the condition.
Treatment of Performance-Based Awards in the Event of a Change in Control
The terms of our performance-based equity awards, including those granted to our Named Executive Officers, generally provide for acceleration in the event that the executive is terminated without cause and/or if the executive voluntarily resigns for good reason during the one-year period following a Change in Control (as defined in the 2014 Equity Plan and the 2021 Inducement Plan, as applicable). The portion of the award (if any) eligible for such acceleration may vary depending on the nature of the relevant performance goal and/or the extent to which the goal was met at the time of the Change in Control.
Equity Incentive Plans
Under the 2014 Equity Plan and the 2021 Inducement Plan, the Board of Directors or its Compensation Committee, as administrators of the plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options and restricted stock units held by our Named Executive Officers and any other person in connection with a Change in Control (as defined in the 2014 Equity Plan and 2021 Inducement Plan). In addition, outstanding equity awards granted to our non-employee directors become fully vested upon a Change in Control.

For purposes of our 2014 Equity Plan and our 2021 Inducement Plan, “Change in Control” generally means any of the following: (a) a merger, consolidation, or other corporate reorganization, if persons who were not stockholders of the Company own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (x) the continuing or surviving entity and (y) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a change in the effective control of the Company whereby a majority of Board members is replaced during any twelve month period by directors whose appointment is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or (d) a transaction as a result of which any person is the beneficial owner of Company securities representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.
Potential Payments and Benefits Upon Termination of Employment or Change in Control
As described above, we have entered into employment or severance agreements with our Named Executive Officers that provide for certain severance benefits upon certain terminations in connection with a change of control and outside of a change of control. The following table provides estimates of payments and benefits that each Named Executive Officer (other than Mr. Rariy) would have been entitled to upon termination at December 31, 2023.
In accordance with Securities and Exchange Commission rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans and arrangements as in effect on December 31, 2023. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. Please refer to the descriptions of the employment or severance agreements with our Named Executive Officers above for explanations of payment and benefit levels, and descriptions of circumstances that trigger payments and benefits.

	Termination Due to Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control ($)
Francis S. Soistman
Cash Payments(1)	825,000	2,325,000	3,150,000
Value of Accelerated Vesting(2)	—	1,377,490(3)	4,009,840
Health Insurance Benefits(4)	—	27,327	27,327
Total	825,000	3,729,727	7,187,167
John J. Stelben
Cash Payments(1)	—	500,000	875,000
Value of Accelerated Vesting(2)	—	—	3,542,500
Health Insurance Benefits(4)	—	23,932	23,932
Total	—	523,932	4,441,432
Roman V. Rariy
Cash Payments(1)	—	—	—
Value of Accelerated Vesting(2)	—	—	—
Health Insurance Benefits(4)	—	—	—
Total	—	—	—
Gavin G. Galimi
Cash Payments(1)	—	390,000	624,000
Value of Accelerated Vesting(2)	—	—	828,104
Health Insurance Benefits(4)	—	18,899	18,899
Total	—	408,899	1,471,003

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(1)Includes cash severance payments calculated based on base salary and target annual cash bonus in effect on December 31, 2023 (and assuming, in the case of Mr. Soistman’s death or disability, 100% performance achievement of bonus plan goals).
(2)The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of “in-the-money” options subject to accelerated vesting by the difference between the closing market price of the shares on December 31, 2023 and the exercise price of such options and (ii) RSUs and PSUs is calculated by multiplying the number of RSUs or PSUs, as applicable, subject to accelerated vesting by the closing market price of the shares on December 31, 2023. The closing market price of the shares on December 31, 2023 was $8.72.
(3)Amount reflects the value that would be realized upon accelerated vesting in the event that Mr. Soistman’s employment is terminated by us without cause other than during the Change of Control Period. In the event that Mr. Soistman resigns for good reason other than during the Change of Control Period, such amount would be $3,502,990.
(4)Represents the estimated cost to the Company of continuing health insurance premiums.

Equity Compensation Plan Information
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,322,082	$24.18	2,211,767(2)
Equity compensation plans not approved by security holders(3)	1,401,333	41.03	679,114(4)
Total	3,723,415	$39.65	2,890,881
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(1)Consists of the 2014 Equity Plan and 2020 Employee Stock Purchase Plan.
(2)A total of 10,000,000 shares of our common stock are authorized and reserved for issuance under the 2014 Equity Plan and a total of 500,000 shares of common stock are authorized and reserved for issuance under the 2020 Employee Stock Purchase Plan.
(3)Consists of the 2021 Inducement Plan, which was adopted in September 2021 and allows for the grant of equity compensation awards to individuals as an incentive for them to become employees of the Company. The 2021 Inducement Plan allows the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock units. The exercise price of any stock options and stock appreciation rights must be at least 100% of the fair market value of the covered shares as of the grant date. Our Compensation Committee administers the 2021 Inducement Plan, including (but not limited to) the authority to determine the individuals who will receive awards, the amount of the awards, and the terms and conditions of the awards (including any performance goals or other vesting requirements), subject to the terms of the 2021 Inducement Plan.
(4)A total of 2,410,000 shares of our common stock are authorized and reserved for issuance under the 2021 Inducement Plan.
CEO Pay Ratio
We are required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K to disclose the ratio of our median annual total compensation paid to our employees excluding our principal executive officer (our “median employee”), to the annual total compensation of our principal executive officer. On December 31, 2023, the principal executive officer of eHealth was our Chief Executive Officer, Francis S. Soistman. For 2023, the combined annual total compensation for Mr. Soistman was $4,994,258, and for our median employee was $69,972, resulting in a pay ratio of approximately 71:1.
During the last completed year ended December 31, 2023, there was no change in our employee population or employee compensation arrangement that we reasonably believe would result in a significant change to our pay ratio disclosure. Accordingly, pursuant to Item (u) of Regulation S-K, we used the median employee identified in 2022 for purposes of calculation our 2023 pay ratio.
In 2022, we identified the median employee by aggregating for each applicable employee (a) the annual base salary earned by our salaried employees (or, for hourly employees, the hourly pay rate multiplied by the estimated 2022 hours worked) and (b) the target bonus for 2022 and ranking this compensation measure for our employees from lowest to highest. This calculation was performed for individuals employed by us on December 31, 2022, excluding our Chief

Executive Officer, whether employed on a full-time, part-time, temporary or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on 2022 average exchange rates. The median was shared by 15 tenured employees. We selected the median of that group for purposes of calculating the pay ratio.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our internal records and the methodology described above. Because the Securities and Exchange Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Mr. Flanders ($)(1)	Summary Compensation Table Total for Mr. Soistman ($)(1)	Compensation Actually Paid to Mr. Flanders ($)(1)(2)(3)	Compensation Actually Paid to Mr. Soistman ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Company-Selected Measure: Adjusted EBITDA ($ Millions)(5)
							Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2023	—	4,994,258	—	6,739,181	1,933,990	2,348,983	9.08	118.93	(28.2)	14.1
2022	—	6,215,508	—	(190,934)	1,309,990	368,831	5.04	98.85	(88.7)	(41.7)
2021	8,691,031	10,645,998	(2,040,305)	5,509,412	2,054,705	(333,049)	26.54	175.90	(104.4)	(22.7)
2020	11,809,419	—	7,392,654	—	2,806,447	925,177	73.49	147.13	45.5	91.4
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(1)Scott N. Flanders was our PEO for all of 2020 and during 2021 through November 1, 2021. Francis S. Soistman became our PEO on November 1, 2021 and was our PEO for the remainder of the year and through all of 2022 and 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Year	Non-PEO NEOs
2023	John J. Stelben	Roman V. Rariy	Gavin G. Galimi
2022	John J. Stelben	Christine A. Janofsky	Phillip A. Morelock	Roman V. Rariy	Gavin G. Galimi
2021	Derek N. Yung	Christine A. Janofsky	Phillip A. Morelock	Timothy C. Hannan	John E. Pierantoni
2020	Derek N. Yung	Gregg R. Ratkovic	Phillip A. Morelock	Timothy C. Hannan
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s PEO and Non-PEO NEOs. Instead, these amounts reflect amounts shown in the Summary Compensation Table with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusion and inclusion of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
Mr. Flanders:

Year	Summary Compensation Table Total Amount for Mr. Flanders ($)	Exclusion of Stock Awards and Option Awards for Mr. Flanders ($)	Inclusion of Equity Values for Mr. Flanders ($)	Compensation Actually Paid to Mr. Flanders ($)
2021	8,691,031	(5,591,170)	(5,140,166)	(2,040,305)
2020	11,809,419	(10,878,273)	6,461,508	7,392,654
Mr. Soistman:

Year	Summary Compensation Table Total Amount for Mr. Soistman ($)	Exclusion of Stock Awards and Option Awards for Mr. Soistman ($)	Inclusion of Equity Values for Mr. Soistman ($)	Compensation Actually Paid to Mr. Soistman ($)
2023	4,994,258	(2,990,000)	4,734,923	6,739,181
2022	6,215,508	(4,624,500)	(1,781,942)	(190,934)
2021	10,645,998	(10,108,505)	4,971,919	5,509,412
Non-PEO NEOs:

Year	Average Summary Compensation Table Total Amount for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,933,990	(1,187,917)	1,602,910	2,348,983
2022	1,309,990	(796,276)	(144,883)	368,831
2021	2,054,705	(1,778,196)	(609,558)	(333,049)
2020	2,806,447	(2,363,803)	482,533	925,177

The amounts in the Inclusion of Equity Values columns in the tables above (or in the case of the Non-PEO NEOs, the Average Inclusion of Equity Values column) are derived from the amounts set forth in the following tables:
Mr. Flanders:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of Year for Mr. Flanders ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Mr. Flanders ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Flanders ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested during Year for Mr. Flanders ($)	Fair Value as of Last Day of Prior Year of Equity Awards Forfeited During Year for Mr. Flanders ($)	Total - Inclusion of Equity Values for Mr. Flanders ($)
2021	—	—	—	22,499	(5,162,665)	(5,140,166)
2020	5,595,151	(159,187)	—	1,025,544	—	6,461,508
Mr. Soistman:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of Year for Mr. Soistman ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Mr. Soistman ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Soistman ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested during Year for Mr. Soistman ($)	Fair Value as of Last Day of Prior Year of Equity Awards Forfeited During Year for Mr. Soistman ($)	Total - Inclusion of Equity Values for Mr. Soistman ($)
2023	2,425,250	846,511	373,594	1,089,568	—	4,734,923
2022	2,178,000	(3,653,520)	444,750	(751,172)	—	(1,781,942)
2021	4,936,182	—	35,737	—	—	4,971,919
Non-PEO NEOs:

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested during Year for Non-NEO PEOs ($)	Average Fair Value as of Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,332,983	64,218	259,881	78,818	(132,990)	1,602,910
2022	189,173	—	18,673	(58,256)	(294,473)	(144,883)
2021	289,549	(247,149)	—	(70,904)	(581,054)	(609,558)
2020	858,408	(339,948)	—	(35,927)	—	482,533
(4)The peer group total shareholder return (“TSR”) set forth in this table reflects the TSR of the Research Data Group Internet Composite Index (“RDG Internet Composite Index”), which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the RDG Internet Composite Index, respectively. The Peer Group TSR amounts are revised from those reported in last year’s proxy statement due to a revised calculation methodology. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for all prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA was calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. A reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA is included in Appendix A to this proxy statement.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return and Peer Group Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs and the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSRs for the Company and the RDG Internet Composite Index over the four most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs and the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

Relationship between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs and the average of Compensation Actually Paid to our Non-PEO NEOs, and our adjusted EBITDA during the four most recently completed fiscal years.
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*    Adjusted EBITDA was calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. A reconciliation between GAAP net income (loss) attributable to common stockholders and adjusted EBITDA is included in Appendix A to this proxy statement.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures
GAAP Revenue
Operating Cash Outflow
Adjusted EBITDA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, as to shares of common stock and Series A preferred stock beneficially owned by:
•each person who is known by us to own beneficially more than 5% of our common stock or Series A preferred stock;
•each of our directors and nominees;
•each of our Named Executive Officers; and
•all of our directors, nominees and current executive officers as a group.
The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information furnished by the respective individuals or entities, as the case may be.
The beneficial ownership percentages shown in the table below are based on 29,121,118 shares of common stock outstanding as of the Record Date and 2,250,000 shares of Series A preferred stock outstanding as of the Record Date. The voting power percentages shown in the table below are based on an aggregate of 33,053,285 votes to which the holders of our capital stock were entitled as of the Record Date, comprised of (i) an aggregate of 29,121,118 votes to which the holders of our outstanding common stock were entitled as of the Record Date and (ii) 3,932,167 votes to which the holder of all of our outstanding Series A preferred stock was entitled as of the Record Date. Stockholders holding shares of our common stock or Series A preferred stock at the close of business on the Record Date vote as a single class at the Annual Meeting. For additional information regarding the voting rights of the Series A preferred stock, including the calculation of the number of votes that each holder of Series A preferred stock is entitled to, please see the Certificate of Designations previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
In computing the number of shares of common stock beneficially owned by a person and the beneficial ownership and voting percentages of that person, we deemed outstanding (i) shares of common stock subject to options held by that person that were exercisable on or within 60 days after the Record Date and (ii) shares of common stock issuable upon the vesting of restricted stock units within 60 days after the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the beneficial ownership or voting percentages of any other person.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock and Series A preferred stock that they beneficially own, subject to applicable community property laws.

Beneficial Ownership Table
(as of April 15, 2024)

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Stockholders
Echelon Health SPV, LP (2) 1450 Brickell Avenue, 31st Floor Miami, FL 33131	—	—	2,250,000	100.0%	11.9%
Palo Alto Investors LP(3) 470 University Avenue Palo Alto, CA 94301	2,739,379	9.4%	—	—	8.3%
8 Knots Management, LLC(4) 4530 Woodfin Drive Dallas, TX 75220	2,396,187	8.2%	—	—	7.2%
BlackRock, Inc.(5) 50 Hudson Yards New York, NY 10001	2,661,714	9.1%	—	—	8.1%
Named Executive Officers, Directors and Director Nominees
Francis S. Soistman(6)	501,119	1.7%	—	—	1.5%
John J. Stelben(7)	205,413	*	—	—	—
Gavin G. Galimi(8)	41,440	*	—	—	*
Roman V. Rariy(9)	27,096	*	—	—	*
Andrea C. Brimmer(10)	58,259	*	—	—	*
Beth A. Brooke(11)	48,318	*	—	—	*
A. John Hass, III(12)	60,783	*	—	—	*
Erin L. Russell(13)	47,016	*	—	—	*
Cesar M. Soriano(14)	42,444	*	—	—	*
Aaron C. Tolson	—	*	—	—	—
Dale B. Wolf(15)	139,731	*	—	—	*
All current executive officers, directors and director nominees, as a group (11 persons)(16)	1,192,716	4.1%	—	—	3.6%
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*    Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Unless otherwise indicated, the address for each beneficial owner is c/o eHealth, Inc., 13620 Ranch Road 620 N Suite A250, Austin, TX 78717.
(2)2,250,000 shares of Series A preferred stock are held directly by Echelon Health SPV, LP (“Echelon LP”). The Series A preferred stock is convertible into common stock at the option of the holder at any time at a conversion rate equal to (i) the Accrued Value (as defined below) plus payable in kind dividends that have accrued since the most recent semi-annual dividend payment date but that have not yet been added to the Accrued Value, divided by (ii) the conversion price as of the applicable conversion date. As of the Record Date, the conversion price was equal to $79.5861. The conversion price is subject to further adjustment in the future pursuant to the terms of the Certificate of Designations. “Accrued Value” means, as of any date, with respect to any share of Series A preferred stock, the sum of (i) $100, plus (ii) on June 30 and December 31 of each year and on a cumulative basis, all payable in kind dividends that have accrued on such share but that have not previously been added to the Accrued Value. There are certain conditional share caps on the number of shares issuable upon conversion of the Series A preferred stock that are set forth in the Certificate of Designations. The Series A preferred stock is entitled to vote together with the common stock as a single class on all matters submitted to a vote of the holders of the common stock. Subject to certain voting limitations set forth in the H.I.G. Investment Agreement and in the Certificate of Designations, the Series A preferred stock is entitled to the number of votes, rounded down to the nearest whole number, equal to the quotient of (i) the aggregate Accrued Value of the issued and outstanding shares of Series A preferred stock, divided by (ii) $69.684 (which is the “Minimum Price” computed in accordance with the Certificate of Designations). Based on this calculation, Echelon LP will be entitled to 3,932,167 votes at the Annual Meeting. Echelon Health SPV GP, LLC (“Echelon GP”) is the general partner of Echelon LP. H.I.G. Echelon, LP (“Holdco”) is the sole member of Echelon LP. H.I.G. Middle Market LBO Fund III, L.P. (“Middle Market LBO III”) is the controlling interest holder of Holdco and Echelon GP. H.I.G. Middle Market Advisors III, LLC (“Middle Market Advisors III”) is the general partner of Middle Market LBO III and the manager of Echelon GP. H.I.G.-GPII, Inc. (“GPII” and together with Echelon LP, Echelon GP, Holdco, Middle Market LBO III and Middle Market Advisors III, the “HIG Funds”) is the general partner of Holdco and the manager of Middle Market Advisors III. Sami W. Mnaymneh and Anthony A. Tamer are the sole shareholders of GPII. As a result of the foregoing relationships, each of the HIG Funds and Messrs. Mnaymneh and Tamer may be deemed to beneficially own the Series A preferred stock held by Echelon LP. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of the securities held by the HIG Funds except to the extent of their pecuniary interest therein. The address of each of the HIG Funds and Messrs. Mnaymneh and Tamer is 1450 Brickell Avenue, 31st Floor, Miami, FL 33131.
(3)Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024 by Palo Alto Investors LP (“PAI”), PAI LLC (“PAI GP”), Patrick Lee, MD and Anthony Joonkyoo Yun, MD. PAI, PAI GP, Dr. Lee and Dr. Yun reported shared voting power and shared dispositive power over 2,739,379 shares of common stock as of December 31, 2023. PAI is a registered investment adviser and investment adviser of investment limited partnerships, and is the investment adviser to other investment funds. PAI GP is the general partner of investment limited partnerships. PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Dr. Lee and Dr. Yun co-manage PAI. Each of PAI, PAI GP, Dr. Lee and Dr. Yun disclaims beneficial ownership of the shares except to the extent of such entity’s or individual’s pecuniary interest therein. The address of each of PAI, PAI GP, Dr. Lee and Dr. Yun is 470 University Avenue, Palo Alto, CA 94301.
(4)Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024 by 8 Knots Management, LLC (“8 Knots Management”), Scott Green, 8 Knots Fund, LP (“8 Knots Fund”) and 8 Knots GP, LP (“8 Knots GP”). 8 Knots Management and Scott Green reported shared voting power and shared dispositive power over 2,396,187 shares of common stock and 8 Knots Fund and 8 Knots GP reported shared voting power and shared dispositive power over 1,554,417 shares of common stock as of December 31, 2023. 8 Knots Management serves as investment manager to 8 Knots Fund. 8 Knots GP is the general partner of 8 Knots Fund. Mr. Green is the sole managing member of 8 Knots Management. 8 Knots Fund beneficially owns 1,554,417 shares and 8 Knots GP, 8 Knots Management and Mr. Green may be deemed to have beneficial ownership over such shares. 8 Knots Management also serves as a sub-adviser to another private investment fund (the “Sub-Advised Fund”) which beneficially owns 656,690 shares. 8 Knots Management and Mr. Green may be deemed to have beneficial ownership over the shares directly owned by the Sub-Advised Fund. 8 Knots Management and Mr. Green disclaim beneficial ownership of the shares owned by the Sub-Advised Fund. The address of each of 8 Knots Fund, 8 Knots GP, 8 Knots Management and Mr. Green is 4530 Woodfin Drive, Dallas, Texas 75220.
(5)Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2024 by BlackRock, Inc. (“BlackRock”). In the BlackRock Schedule 13G/A, BlackRock reported sole voting power over 2,575,645 shares of common stock and sole dispositive power over 2,661,714 shares of common stock as of December 31, 2023. The Schedule 13G/A further reports that (a) various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of our common stock beneficially owned by BlackRock; and (b) no one person’s interest in the shares of our common stock beneficially owned by BlackRock is more than five percent of our total outstanding common shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.
(6)Includes 41,666 shares of common stock issuable upon exercise of stock options and 782 shares of common stock issuable upon vesting of RSUs.
(7)Includes 23,438 shares of common stock issuable upon vesting of RSUs.
(8)Includes 4,966 shares of common stock issuable upon vesting of RSUs.
(9)Reflects 27,096 shares of common stock held as of December 10, 2023 as reported on a Form 4 filed with the Securities and Exchange Commission on December 12, 2023 by Mr. Rariy. upon vesting of RSUs. Ms. Rariy’s unvested equity awards were canceled as of December 31, 2023 following his voluntary resignation, and as such, Mr. Rariy did not have any outstanding option awards or unvested RSUs or PSUs as of the Record Date.
(10)Includes 19,945 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election and 6,112 shares of common stock issuable upon vesting of RSUs, which will also be deferred pursuant to the terms of a deferral election.
(11)Includes 6,112 shares of common stock issuable upon vesting of RSUs.
(12)Includes 18,334 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election and 6,112 shares of common stock issuable upon vesting of RSUs, which will also be deferred pursuant to the terms of a deferral election.
(13)Includes 6,112 shares of common stock issuable upon vesting of RSUs.
(14)Includes 6,112 shares of common stock issuable upon vesting of RSUs.
(15)Includes 62,932 shares held by the Dale B. Wolf Generation Skipping Trust and 6,112 shares of common stock issuable upon vesting of RSUs.
(16)Includes an aggregate of 41,666 shares of common stock issuable upon exercise of stock options, 75,256 shares of common stock issuable upon vesting of RSUs, of which 12,224 will also be deferred pursuant to the terms of a deferral election and 38,279 shares of vested RSUs that have been deferred pursuant to the terms of a deferral election.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described below and elsewhere in this proxy statement (commonly referred to as a “Say-on-Pay” vote).
The goal for our executive compensation program is to attract, motivate and retain talented and dedicated executive officers. We seek to accomplish this goal in a way that directly links compensation to measurable corporate and individual performance and focuses executive officers on achieving near- and long-term corporate objectives and strategy. We believe that our executive compensation program satisfies this goal and rewards our executives for creating stockholder value.
The Compensation Discussion and Analysis, beginning on page 24 of this proxy statement, describes our executive compensation program and the decisions made by our Compensation Committee relating to 2023 in more detail. We urge our stockholders to read the Summary Compensation Table and other related compensation tables and narrative, beginning on page 45 of this proxy statement, which provides detailed information on the compensation of our Named Executive Officers.
We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables). We currently plan to hold a Say-on-Pay vote, on an advisory basis, annually and expect that the next Say-on-Pay vote will occur at the 2025 Annual Meeting of Stockholders.
As an advisory vote, this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Required Vote and Board of Directors Recommendation
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee of the Board of Directors is comprised of three directors, each of whom qualifies as “independent” under the rules of the Securities and Exchange Commission and the current listing requirements of the Nasdaq Stock Market. The current members of the Audit Committee are Beth A. Brooke (Chairperson), Erin L. Russell and Dale B. Wolf. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in April 2006, as amended.
In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the Company’s independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal controls over financial reporting.
Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2023 and the Company’s internal control over financial reporting. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm, Ernst & Young LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee

Beth A. Brooke (Chairperson)
Erin L. Russell
Dale B. Wolf

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Required Vote and Board of Directors Recommendation
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no impact on the outcome of this proposal.
This ratification is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and other services rendered in 2022 and 2023 (in thousands):

	Fiscal Year Ended December 31,
	2023	2022
Audit fees(1)	$3,534	$3,399
Tax fees(2)	183	169
All other fees(3)	—	—
	$3,717	$3,568
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(1)Audit fees: These fees consist of professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements, accounting advice and consultations, as well as accounting advice and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.
(2)Tax fees: These fees consist of professional services rendered for tax compliance.
(3)All other fees: These fees consist of services not captured in the audit or tax categories, including fees relating to accounting research software. There were no such fees incurred in 2022 or 2023.
The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit and tax services provided by our independent registered public accounting firm. All audit and permissible non-audit and tax services were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

PROPOSAL 4
VOTE TO APPROVE THE EHEALTH, INC. 2024 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve a new 2024 Equity Incentive Plan (the “2024 Equity Plan”). Our current stockholder-approved equity plan, the 2014 Equity Incentive Plan (as amended, the “2014 Equity Plan”), currently is set to terminate in accordance with its terms on June 12, 2024, the tenth anniversary of the original approval of the 2014 Equity Plan by our stockholders. If approved by the stockholders, the 2024 Equity Plan will immediately replace the 2014 Equity Plan and we will cease to make new awards under the 2014 Equity Plan after such approval date, although the terms of the 2014 Equity Plan will continue to govern outstanding awards thereunder. Our Board of Directors has determined that it is in the best interests of the Company to approve the 2024 Equity Plan.
Our executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2024 Equity Plan. A description of the terms of the 2024 Equity Plan are set forth below and a copy is attached as Appendix B to this proxy statement.
Proposal
We have historically provided stock options and restricted stock units as an incentive to our employees, directors and consultants to promote increased stockholder value. Our Board of Directors and management believe that stock options, restricted stock units, and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase stockholder value. In addition, stock options, restricted stock units, and other types of equity awards are considered a competitive necessity in the insurance and healthcare technology industries in which we compete. Without the approval of the 2024 Equity Plan we will not be able to continue providing competitive equity incentives to existing employees or to attract new employees in our competitive market. This could ultimately result in the loss of critical talent and inhibit our ability to meet our future strategic goals and growth objectives.

Our Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. Our Board of Directors expects that the 2024 Equity Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentive to these individuals to promote the success of the Company.
Highlights of the 2024 Equity Incentive Plan
The following number of shares of our common stock will be reserved for issuance under the 2024 Equity Plan: (i) 1,350,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2014 Equity Plan, have been reserved but not issued under any 2014 Equity Plan awards and are not subject to any awards granted under the 2014 Equity Plan, plus (B) any shares subject to awards granted under the 2014 Equity Plan that, after 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added to the 2024 Equity Plan under clause (ii) above equal to 300,000 shares.
The 2024 Equity Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the 2024 Equity Plan further below in this proposal.
•No Evergreen. The 2024 Equity Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the 2024 Equity Plan.
•No Repricing or Exchange of Awards. The 2024 Equity Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.

•Minimum Vesting Periods. The 2024 Equity Plan provides that awards granted under the 2024 Equity Plan are generally subject to a minimum vesting period of one year, subject to certain limited exceptions specified in the 2024 Equity Plan.
•No Discounted Options or Stock Appreciation Rights. All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No Dividends on Unvested Awards. No dividends or other distributions will be paid with respect to any shares underlying an award before and unless the shares have vested.
•No Dividend on Unexercised Options or Stock Appreciation Rights. No dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights.
•Limit on Non-Employee Director Compensation. In any fiscal year, non-employee directors may not be granted awards and be provided cash retainers or annual or meeting fees for service as a non-employee director in amounts that collectively exceed the limits contained in the 2024 Equity Plan as described in the description of the 2024 Equity Plan below.
•No Automatic Vesting of Awards in a Change in Control for Employees and Consultants. Except with respect to awards granted to a non-employee director while such individual was a non-employee director, the 2024 Equity Plan does not provide for the automatic vesting of awards in connection with a change in control where a successor corporation assumes the awards. Instead, the 2024 Equity Plan allows the Administrator (as defined below) to determine the treatment of awards in connection with a Change in Control, provided that if the successor corporation does not assume or substitute for an award, the award will fully vest.
•Administered by an Independent Committee. The 2024 Equity Plan is administered by a committee of independent directors.
•Awards May Be Subject to Clawback. Each award under the 2024 Equity Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy in effect or that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws, and the Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.

Considerations of the Board of Directors in Making its Recommendation
After the consideration and input of our Compensation Committee, our Board approved the 2024 Equity Plan and the number of shares of our common stock reserved under the 2024 Equity Plan. The number of shares reserved under the 2024 Equity Plan is proposed in order to give our Board and our Compensation Committee continued flexibility to grant stock options, restricted stock units, and other types of equity awards.
Our Board of Directors and management believe that granting equity awards motivates higher levels of performance, aligns the interests of employees and stockholders by giving employees the perspective of owners with equity stakes in the Company, and provides an effective means of recognizing employee contributions to our success. Our Board of Directors and management also believe that equity awards are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees and other service providers. Finally, our Board and management believe that the ability to grant equity awards will be important to our future success by helping us to accomplish these objectives.
If our stockholders approve the 2024 Equity Plan, we currently anticipate that the shares available under the 2024 Equity Plan will be sufficient to meet our expected needs through at least our 2025 annual equity awards. We anticipate that we will be requesting additional shares under the 2024 Equity Plan at our 2025 annual meeting of stockholders. However, future circumstances and business needs may dictate a different result. In determining the number of shares to be reserved for issuance under the 2024 Equity Plan, our Compensation Committee and our Board also considered the following:
•Peer Group/Market Practices. Our Compensation Committee considered our compensation peer group and market practices.
•Remaining Competitive by Attracting/Retaining Talent. As discussed above, our Compensation Committee and our Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many insurance and health technology companies for a limited pool of talent.
•Historical Grant Practices. Our Compensation Committee and our Board considered the historical amounts of equity awards that we have granted in the past three years. In fiscal years 2023, 2022, and 2021, we granted equity awards representing a total of 4,819,790 shares under the 2014 Equity Plan. In addition, we granted an additional 1,959,325 shares under our 2021 Inducement Plan during the same three-year period. We have historically operated as a healthcare technology company headquartered in Silicon Valley and have in the past competed for employees with companies in Silicon Valley in the Internet, software and services industries, which tend to have put a greater emphasis in equity compensation. As part of our transformation strategy, we have gradually shifted our focus away from the Silicon Valley labor market. In the third quarter of 2022, we adopted a remote first workplace model in the United States, meaning that, except for those employees whose job responsibilities require in-office work, none of our employees are required to work at the office. In January 2024, we moved our corporate headquarters from Santa Clara, California, to Austin, Texas. As we compete for talent at a national level as a remote employer, we expect our equity incentive award grants to be more aligned with our peer healthcare, insurance and technology companies.
•Forecasted Grants. As discussed above, our Compensation Committee and our Board anticipate that the proposed share reserve, based on projected share utilization will be sufficient for our equity award usage through at least our 2025 annual equity awards. In determining the projected share utilization, our Compensation Committee and our Board considered a forecast that included the following factors: (i) the approximately 255,264 unissued shares remaining under the 2014 Equity Plan as of the date of the initial action by our Board to approve the 2024 Equity Plan; (ii) the additional 1,350,000 shares that would be available for grant under the 2024 Equity Plan, if the stockholders approve the 2024 Equity Plan; and (iii) the estimated cancellations and forfeitures returned back to the 2014 Equity Plan. Based on these projections, we expect to request additional shares under the 2024 Equity Plan at our 2025 annual meeting of stockholders.
•Awards Outstanding Under Existing Grants and Dilutive Impact. Our Compensation Committee and our Board considered currently outstanding equity awards and the dilutive impact of such awards and forecasted grants. We have, as of April 15, 2024, outstanding equity awards covering approximately 3,393,867 shares. The approximately 3,393,867 shares subject to these outstanding equity awards (commonly referred to as the “overhang”) represent approximately 10.4% of the fully diluted number of shares of our common stock and the dilutive impact of the additional 1,650,000 (including the additional 300,000 shares from the 2014 Equity Plan) shares that would be available for issuance under the 2024 Equity Plan would increase the overhang percentage by an additional 4.2% to approximately 14.6%, each based on the fully diluted number of shares of our common stock as of April 15, 2024.
•Proxy Advisory Firm Guidelines. Because of our significant institutional stockholder base, our Compensation Committee and our Board also considered the relevant guidelines from a proxy advisory firm. Our three-year average burn rate and the dilution relating to the initial share reserve is within such guidelines.
Summary of the 2024 Equity Incentive Plan
The following is a summary of the principal features of the 2024 Equity Plan and its operation. The summary is qualified in its entirety by reference to the 2024 Equity Plan as set forth in Appendix B.

Purpose of the Plan
The purposes of the 2024 Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.
Authorized Shares

Subject to the adjustment provisions contained in the 2024 Equity Plan, stockholders are being asked to approve the reservation of the following number of shares of our common stock for issuance under the 2024 Equity Plan: (i) 1,350,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2014 Equity Plan, have been reserved but not issued under any 2014 Equity Plan awards and are not subject to any awards granted under the 2014 Equity Plan, plus (B) any shares subject to awards granted under the 2014 Equity Plan that, after 2014 Equity Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added to the 2024 Equity Plan under clause (ii) above equal to 300,000 shares. In addition, shares may become available for issuance under the 2024 Equity Plan as described in the next paragraph. The shares may be authorized, but unissued, or reacquired common stock. As of April 15, 2024, the number of shares subject to awards outstanding under the 2014 Equity Plan was 3,393,867 shares.
If any award granted under the 2014 Equity Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2024 Equity Plan (unless the 2024 Equity Plan has terminated). Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the exercised stock appreciation right (whether or not actually issued as a result of such exercise) will cease to be available under the 2024 Equity Plan. If shares issued under restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2024 Equity Plan. Shares used to pay the exercise price or purchase price of an award or to satisfy the tax withholding obligations of an award will not become available for future grant or sale under the 2024 Equity Plan. If an award is paid out in cash rather than shares, the number of shares available for issuance under the 2024 Equity Plan will not be reduced.
Adjustments to Shares Subject to the 2024 Equity Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting our common stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2024 Equity Plan, will adjust the number and class of shares of stock that may be delivered under the 2024 Equity Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the 2024 Equity Plan.
Administration
The 2024 Equity Plan will be administered by our Board, any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board or a duly authorized committee of our Board in accordance with the terms of the 2024 Equity Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Exchange Act, the members of the committee must qualify as “non-employee directors” under Rule 16b‑3 of the Exchange Act.
Subject to the terms of the 2024 Equity Plan, the Administrator has the authority to interpret and administer the 2024 Equity Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2024 Equity Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-service exercise period applicable to an award, and to interpret the provisions of the 2024 Equity Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing administration of the 2024 Equity Plan, or qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2024 Equity Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted before the expiration of the maximum term and post-service exercisability period of an award, unless doing so would not comply with applicable laws.
Eligibility
Awards may be granted to U.S. employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 15, 2024, approximately 1,526 U.S. employees, 7 non-employee directors, and 7 consultants would be eligible to participate in the 2024 Equity Plan. As of the same date, the closing price of a share of our common stock as reported on The Nasdaq Global Select Market was $4.31.
Limitations
The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type and/or cash, (ii) which participants have the opportunity to transfer outstanding awards to a financial institution, or (iii) the exercise price of an outstanding award is reduced.
Dividends or other distributions payable with respect to shares subject to equity awards will not be paid before and unless the underlying shares vest. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights.
Subject to specified treatment in the event of a change in control of the Company in which outstanding awards are not assumed or continued by a successor corporation, no portion of an award granted under the 2024 Equity Plan, other than an automatic, nondiscretionary award granted to a non-employe director under our Outside Director Compensation Policy, may vest earlier than the one-year anniversary of such award’s date of grant, unless accelerated by reason of an award holder’s death or disability, provided that awards may be granted to any service provider (or awards may be modified) without regard to such minimum vesting requirements to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the shares reserved for issuance under the 2024 Equity Plan.
The 2024 Equity Plan provides, in any fiscal year, that no non-employee director may be granted equity awards (the value of which will be based on their grant date fair value determined in accordance with GAAP) and be provided any cash retainers or annual or meeting fees for service as a non-employee director in amounts that, in the aggregate, exceed $750,000, except that such amount will be increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any equity awards or other compensation provided to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limitations.
Stock Options
Each option granted under the 2024 Equity Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2024 Equity Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of our common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.
The 2024 Equity Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.
Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, but an incentive stock option must have a term not exceeding 10 years (or in the case of an incentive stock option granted to a Ten Percent Stockholder, 5 years).
The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) 3 months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2024 Equity Plan. Restricted stock awards may be subject to vesting conditions if and as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed before the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the 2024 Equity Plan related to dividends (described below), participants holding restricted stock will have the right to vote the underlying shares. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2024 Equity Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2024 Equity Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of cash and shares.
Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.
After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2024 Equity Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2024 Equity Plan.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination of cash and shares. The term of a stock appreciation right will be set forth in the award agreement. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.
Performance Units and Performance Shares
Performance units and performance shares may also be granted under the 2024 Equity Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the 2024 Equity Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2024 Equity Plan. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of cash and shares. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.
After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.
Transferability of Awards
Unless determined otherwise by the Administrator and subject to the terms of the 2024 Equity Plan, awards granted under the 2024 Equity Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Dissolution or Liquidation
In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before consummation of such proposed action to the extent the award has not been previously exercised or vested.
Change in Control
The 2024 Equity Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “Change in Control” (as defined in the 2024 Equity Plan), each award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the consummation of such merger or Change in Control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, before or upon consummation of such merger of Change in Control, and, to the extent the Administrator determines, terminate upon or immediately before the effectiveness of such merger or Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the above. In taking any of the actions permitted by the 2024 Equity Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.
If the successor corporation does not assume or substitute for an award (or portion of an award), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions of such awards) that are not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions of such awards) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions of such awards), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents, if an option or stock appreciation right (or portion of such award) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
In addition, with respect to awards granted to a non-employee director while such individual was a non-employee director, in the event of a Change in Control, the non-employee director’s options, stock appreciation rights, restricted stock and restricted stock units, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting for his or her performance shares and units will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents.

For purposes of the 2024 Equity Plan, “Change in Control” means generally the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Forfeiture Events
The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Awards will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy in effect or that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
Termination or Amendment
The 2024 Equity Plan will automatically terminate 10 years from the date of its initial adoption by our Board in 2024, unless terminated at an earlier time by the Administrator. The Administrator may amend, alter, suspend or terminate the

2024 Equity Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
Federal Tax Aspects
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2024 Equity Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units
There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Units and Performance Shares
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2024 Equity Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2024 Equity Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2024 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director or consultant may receive under the 2024 Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to restricted stock units (in the case of performance-based restricted stock units, at target levels) granted under the 2014 Equity Plan to our Named Executive Officers and the below-listed groups during the last fiscal year (no other types of awards were granted to such individuals during the last fiscal year), (ii) the average per share exercise price of such options, and (iii) the dollar value of such restricted stock units based on their aggregate grant date fair value determined under FASB ASC Topic 718.

Name of Individual or Group	Number of 2023 Equity Awards	Dollar Value of 2023 Equity Awards ($)(1)
Francis S. Soistman	325,000	2,990,000
Chief Executive Officer
John J. Stelben	—	—
Senior Vice President and Chief Financial Officer
Roman V. Rariy	75,000	690,000
Chief Operating Officer and Chief Transformation Officer
Gavin G. Galimi	50,000	460,000
Senior Vice President, General Counsel and Corporate Secretary
All executive officers, as a group	450,000	4,140,000
All directors who are not executive officers, as a group	146,676	1,345,019
All employees who are not executive officers, as a group	1,316,146	11,621,608
––––––––––––––
(1)Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.
Summary
We believe strongly that approval of the 2024 Equity Plan is essential to our continued success and ability to compete for talent in the highly competitive labor markets in which we operate. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the 2024 Equity Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, the stockholders are being asked to approve the 2024 Equity Plan.
Required Vote and Board of Directors Recommendation
Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends a vote “FOR” the approval of the 2024 Equity Incentive Plan.

PROPOSAL 5

VOTE TO APPROVE AN AMENDMENT TO
THE EHEALTH, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve an amendment to our 2020 Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares that may be issued under the ESPP by 500,000 shares to 1,000,000 shares (the “ESPP Amendment”). No other material changes to the ESPP have been made or are proposed for approval by stockholders.
Our Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve the ESPP Amendment and we have adopted, subject to stockholder approval, the amended and restated ESPP, which is attached as Appendix C.
Our executive officers have an interest in the ESPP Amendment because they are eligible to participate in the ESPP.
Reasons for Seeking Stockholder Approval
The primary purpose of the ESPP Amendment is to ensure that the Company will have a sufficient reserve of common stock thereunder to continue to grant purchase rights to its employees. The ESPP provides eligible employees with the opportunity to become eHealth stockholders and participate in eHealth’s success, which aligns the interest of participating employees with those of stockholders. The ESPP also helps to attract and retain employees and employee stock purchase plans are a common benefit offered by the Company’s peer groups and other industry leaders. Approximately 18.4% of the Company’s eligible employees as of the Record Date were enrolled to participate in the current offering period that commenced November 10, 2023. As evidenced by the high level of employee participating, we believe that the ESPP is a highly valued benefit that is necessary in order for us to complete with other companies in attracting and retaining employees.
We expect that the remaining shares reserved under the ESPP will be purchased on the next ESPP purchase date scheduled to occur on May 9, 2024 and that we will need to prorate the shares to be purchased by participants in the current offering period. We have paused any offering under the ESPP pending stockholder approval of this Proposal 5. If stockholders do not approve this Proposal 5, no additional shares will be able to be purchased under the ESPP.
Description of the Employee Stock Purchase Plan
The following description of the principal features of the ESPP is qualified in its entirety by reference to the text of the amended and restated ESPP, which is attached as Appendix C.

Purpose

The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

Administration

Our Board of Directors administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. Our Board of Directors has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any our subsidiaries will be eligible to participate in the ESPP.

Our Board of Directors has the power to delegate administration of the ESPP to a committee comprised of one or more members of our Board of Directors. As used herein with respect to the ESPP, the “Board of Directors” refers both to our Board of Directors and to any committee our Board of Directors appoints, including the Compensation Committee.

Shares Subject to ESPP

Subject to approval of this Proposal 5, an additional 500,000 shares of our common stock will be added to the share reserve of our ESPP, which would increase the aggregate number of shares that have been authorized for issuance under the ESPP since its inception to 1,000,000 shares. As of April 15, 2024, a total of 80,596 shares of our common stock remained available for sale under the ESPP. The number of shares purchased under the ESPP in each of fiscal 2023, 2022 and 2021, was 142,085, 177,518 and 99,801, respectively. Although our Board of Directors considered the historical share purchases, the actual number of shares that will be purchased under the ESPP in any given future year will depend on a number of factors including, for example, the number of participants, each participant’s contribution rate, and our stock price. Based on recent share usage and projected participation numbers and contribution rates, our Board of Directors currently believes that these additional shares will allow us to maintain the ESPP for approximately the next three years.

If purchase rights granted under the ESPP terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the ESPP. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market. The closing price of our common stock as reported on Nasdaq Global Select Market on April 15, 2024 was $4.31 per share.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time. Our Board of Directors determines the terms and conditions of offerings. The maximum length for an offering under the ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”).

Generally each offering under the ESPP is approximately six months long, consisting of one “purchase period” of approximately six months. The first day of an offering is referred to as an “offering date,” and the last day of an offering or purchase period is referred to as a “purchase date.” Subsequent offerings will commence every six months following the commencement of the initial offering, unless longer or shorter offerings and/or purchase periods are established and approved by our Board of Directors. If any offering date is not a trading day (i.e., a day on which Nasdaq Global Select Market, or any other exchange or market on which shares of our common stock are listed, is not open for trading), then the offering date will fall on the next subsequent trading day, and if the last day of an offering or purchase period falls on a day that is not a trading day, then the purchase date for that offering or purchase period will instead fall on the immediately preceding trading day.

Eligibility

U.S. employees of the Company and any parent or subsidiary incorporated in the United States (or incorporated outside the United States but designated as a participating entity) are generally eligible to participate in the ESPP. As of the Record Date, 1,526 of our employees are eligible to participate in the ESPP.

Our Board of Directors has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of ours. Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) and who are officers of the Company or a related corporation subject to Section 16 of the Exchange Act may not participate in the ESPP. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans in any calendar year; provided, that any unused limit in one year may be carried over to a future year to the extent permitted by applicable tax laws.

Participation in the ESPP

Eligible employees who elect to enroll in the ESPP will generally do so by delivering to us, prior to the date selected by our Board of Directors as the offering date for the applicable offering, an agreement authorizing payroll deductions. Currently, such payroll deductions are limited to 15% of an employee’s base salary or base wages earned during the offering together with other compensation, such as overtime pay, bonuses and commissions. Certain other compensation, such as the spread on the exercise of an option, is excluded from the calculation.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the ESPP may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period and (ii) 85% of the fair market value of a share of common stock on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase of Shares

In connection with offerings made under the ESPP, our Board of Directors may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants.

If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, our Board of Directors would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

Withdrawal

Although each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.

Reset Feature

Our Board of Directors has the authority to provide that if the fair market value of a share of our common stock on the first day of any purchase period within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the first day of that purchase period and the participants’ purchase rights in the original offering period will terminate.

Termination of Employment

Unless otherwise specified by our Board of Directors, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest (unless otherwise required by applicable law).

Capitalization Adjustment Provisions

Upon certain transactions, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class, maximum number of shares and purchase price subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the ESPP or may substitute similar rights for outstanding purchase rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
•the consummation of a sale or other disposition of all or substantially all, as determined by the Board of Directors in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
•the consummation of a sale or other disposition of at least 50% of our outstanding securities; or
•the consummation of certain specified types of mergers, consolidations or similar transactions.

Duration, Amendment and Termination

Our Board of Directors may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments (as described above), to the extent stockholder approval is required by applicable law or listing requirements, then any amendment to the ESPP must be approved by our stockholders.

Our Board of Directors may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right complies with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of: (1) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (2) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

ESPP Benefits

Participation in the ESPP is voluntary and is dependent on (among other things) each eligible employee’s election to participate and his or her determination as to the level of payroll deductions and the eventual purchase price under the ESPP. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last completed fiscal year under the ESPP, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase. As of April 15, 2024, the closing price of our common stock on The Nasdaq Global Select Market was $4.31.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)	Weighted Average Fair Market Value at Date of Purchase ($)
Francis S. Soistman	—	—	—
Chief Executive Officer
John J. Stelben	—	—	—
Senior Vice President and Chief Financial Officer
Roman V. Rariy	—	—	—
Chief Operating Officer and Chief Transformation Officer
Gavin G. Galimi	500	6.29	3,145
Senior Vice President, General Counsel and Corporate Secretary
All executive officers, as a group	500	6.29	3,145
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	418,904	13.48	5,646,826
Required Vote and Board of Directors Recommendation
Approval of Proposal 5 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends a vote “FOR” the approval of an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, and any currently proposed transaction, to which we were or will be a participant, in which:
•The amounts involved exceeded or will exceed $120,000; and
•A director, director nominee, executive officer, holder of more than 5% of our common stock or Series A preferred stock or any member of any such person’s immediate family had or will have a direct or indirect material interest.
We also describe below certain other transactions with our directors, executive officers and stockholders.
H.I.G. Investment Agreement
On February 17, 2021, we entered into an Investment Agreement with Echelon Health SPV, LP (together with its affiliated funds, “H.I.G.”), an investment vehicle of H.I.G. Capital, LLC (the “H.I.G. Investment Agreement”). On April 30, 2021, upon the terms and subject to the conditions set forth in the H.I.G. Investment Agreement, we issued and sold 2,250,000 shares of our newly designated Series A preferred stock, at an aggregate purchase price of $225,000,000, at a price of $100 per share (the “Private Placement”). We received $216.2 million in proceeds from the Private Placement, after deducting sales commissions and certain transaction fees. Under the terms of the H.I.G. Investment Agreement, H.I.G. is entitled to nominate one individual for election to our Board of Directors for so long as it continues to own at least 30% of the common stock issuable or issued upon conversion of the Series A preferred stock originally issued to it. The director designated by H.I.G. is also entitled to serve on committees of our Board of Directors, subject to applicable law and stock exchange rules.
The H.I.G. Investment Agreement and the Certificate of Designations include a number of covenants and other rights, including, but not limited to, dividends, redemption put and call rights, liquidation rights, Board nomination rights, and voting rights. The H.I.G. Investment Agreement is included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2021 and the Certificate of Designations is included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2021.
Pursuant to the terms of the H.I.G. Investment Agreement, H.I.G. nominated Aaron C. Tolson to our Board of Directors. Mr. Tolson was appointed to our Board of Directors as a Class I director in August 2021, and currently serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Government and Regulatory Affairs Committee of the Board of Directors. In addition, our failure to maintain certain levels of commissions receivable and liquidity entitles H.I.G., subject to the conditions and restriction specified therein, additional rights, including, the right to nominate one additional director, the right to approve our annual budget, the right to approve hiring or termination of certain key executives and the right to approve the incurrence of certain indebtedness. As of September 30, 2023, we failed to maintain the Minimum Asset Coverage Ratio (as defined in the H.I.G. Investment Agreement), which entitles H.I.G. to the additional rights set forth above. On March 13, 2024, the Nominating and Corporate Governance Committee of our Board of Directors approved the appointment of a board observer designated by H.I.G.
Board Compensation
Our non-employee directors are entitled to cash compensation and equity award grants for service on our Board of Directors. For more information regarding these arrangements, see “Board of Directors and Corporate Governance—Non-Employee Director Compensation Program” above.
We have entered into offer letters or employment related agreements with each of our executive officers. For more information regarding these arrangements, see “Executive Compensation—Employment Agreements, Severance Agreements and Change of Control Arrangements” below.
Indemnification Agreements and Limitation of Liability
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred or suffered in connection with their service to us or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her action in that capacity, regardless of whether Delaware law would otherwise permit indemnification. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their actions as directors.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Equity Award Grants
We have granted restricted stock units and options to purchase shares of our common stock to our directors and executive officers. See “Board of Directors and Corporate Governance—Non-Employee Director Compensation Program,” “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Elements,” “Compensation Tables—2023 Outstanding Equity Awards at Fiscal Year-End,” and “Compensation Tables—2023 Option Exercises and Stock Vested at Fiscal Year-End.”
Policies and Procedures with Respect to Related-Party Transactions
The charter of our Audit Committee requires that members of the Audit Committee, all of whom are independent directors, review and oversee all related-party transactions in accordance with applicable rules and regulations. In addition, the Audit Committee is responsible for reviewing, approving and monitoring our Code of Business Conduct. Our Code of Business Conduct requires that our employees obtain approval from our General Counsel prior to engaging in activity that may constitute a conflict of interest where their interests may conflict with the Company’s interests. There were no related-party transactions during 2023 that required review, approval or ratification pursuant to our policies and procedures, or for which such policies and procedures were not followed. Except for the compensation of directors and executive officers and the transactions described earlier and as set forth above, none of our directors, director nominees, executive officers or holders of more than 5% of our common stock or Series A preferred stock was involved in any related-party transactions.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is December 27, 2024.
Our bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our executive offices and otherwise complies with the provisions of our bylaws. To be timely, our bylaws provide that such stockholder’s notice must be received by our Secretary at our principal executive offices no later than 5:00 p.m., Pacific Time, on the 90th day and no earlier than 9:00 a.m., Pacific Time, on the 120th day prior to the one-year anniversary of the immediately preceding year’s annual meeting.
In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement (as defined in our bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting was made.
To be timely for our 2024 Annual Meeting of Stockholders, notice by the stockholder must be received by our Secretary at our principal executive offices no earlier than 9:00 a.m., Pacific Time, on February 12, 2025 and no later than 5:00 p.m., Pacific Time, on March 14, 2025 (provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after the one-year anniversary date of the Annual Meeting, then notice by the stockholder to be timely must be so received not later than 5:00 p.m., Pacific Time, on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement (as defined in our bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting was made).
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act. If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not attend the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting (unless otherwise required by law).

ANNUAL REPORT
We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of capital stock at the close of business on April 15, 2024, a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations, eHealth, Inc., 13620 Ranch Road 620 N, Suite A250, Austin, TX 78717.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote promptly by using the Internet or telephone, or, if you requested to receive printed proxy materials, by signing and mailing the proxy or voting instruction form.

By Order of the Board of Directors,

Francis S. Soistman Chief Executive Officer and Director

Austin, Texas
April 26, 2024

Forward-Looking Statements

This proxy statement contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, operations and strategy, including the following:

•our Transformation Plan, and marketing and growth strategy;
•our plans, strategies or objectives with respect to future operations;
•our expectations for enrollment growth and quality;
•our expectations regarding our financial performance and profitability;
•our expectations regarding our operations and costs, including investment in enrollment growth and business diversification;
•our guidance for total revenue, GAAP net income (loss), adjusted EBITDA and Operating Cash Flow; and
•other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks and uncertainties described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Appendix A
EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
GAAP net loss attributable to common stockholders	$(66,515)	$(119,414)	$(122,942)
Dividends for preferred stock	20,965	19,357	12,206
Change in preferred stock redemption value	17,336	11,335	6,361
GAAP net loss	(28,214)	(88,722)	(104,375)
Stock-based compensation expense	23,213	20,316	32,857
Depreciation and amortization	19,916	21,108	18,331
Amortization of intangible assets	—	—	536
Impairment, restructuring and other charges	—	19,616	51,222
Interest expense	10,974	7,627	845
Other income, net	(9,453)	(3,951)	(1,600)
Benefit from income taxes	(2,381)	(17,667)	(20,515)
Adjusted EBITDA	$14,055	$(41,673)	$(22,699)
Adjusted EBITDA is calculated by excluding the impact from preferred stock, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, amortization of intangible assets, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.
We believe that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of this non-GAAP financial measure provides consistency and comparability with our past financial reports. Management also believes that adjusted EBITDA provides an additional measure of our operating results and facilitates comparisons of our core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing operations. We believe that this non-GAAP financial measure is useful to investors in their assessment of our operating performance.
Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the revenue and costs associated with the operation of our business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, you should not consider adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and GAAP net income (loss) attributable to common stockholders and providing investors with reconciliations from eHealth’s GAAP operating results to adjusted EBITDA for the relevant periods. The table above provides more details on the GAAP financial measure that is most directly comparable to adjusted EBITDA and the related reconciliation between these financial measures.
Appendix A - 1

Appendix B
EHEALTH, INC.
2024 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of Shares, including without limitation under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means the occurrence of any of the following events:
(i)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
Appendix B - 1

(ii)    Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means eHealth, Inc., a Delaware corporation, or any successor thereto.
(l)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, a Subsidiary or an Affiliate of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m)“Director” means a member of the Board.
Appendix B - 2

(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 6(a), the Administrator may not institute an Exchange Program.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Inside Director” means a Director who is an Employee.
(v)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
Appendix B - 3

(w)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x)“Option” means a stock option granted pursuant to the Plan.
(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)“Participant” means the holder of an outstanding Award.
(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(dd) “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
(ee) “Plan” means this 2024 Equity Incentive Plan (as may be amended from time to time).
(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.
(jj) “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.
(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended, as amended, including the rules and regulations promulgated thereunder.
(ll)     “Service Provider” means an Employee, Director or Consultant.
(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(nn)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
Appendix B - 4

(pp) “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
(qq) “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 1,350,000 Shares, plus (ii) (A) any Shares that, as of immediately prior to the termination or expiration of the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), have been reserved but not issued pursuant to any awards granted under the 2014 Plan and are not subject to any awards granted thereunder, plus (B) any Shares subject to awards granted under the 2014 Plan that, after the 2014 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) above equal to 300,000 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
Appendix B - 5

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
(iv)    Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
(i)    determine the Fair Market Value;
(ii)    select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine whether and to what extent Awards are granted hereunder;
(iv)    determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(v)    approve forms of Award Agreement for use under the Plan;
(vi)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vii)    construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non‑U.S. laws;
(ix)    modify or amend each Award (subject to Section 6(a) and Section 19 of the Plan), including without limitation the discretionary authority to extend the post-service exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(x)    allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
(xi)    authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)    temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-service exercisability period of an Award, unless doing so would not comply with Applicable Laws;
(xiii)    allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award, subject to Section 15(c);
(xiv)    determine whether Awards will be settled in Shares, cash or in any combination thereof;
Appendix B - 6

(xv)    impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvi)    make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to employees of a Parent or Subsidiary of the Company.
6.Limitations.
(a)No Exchange Program. Notwithstanding the powers of the Administrator set forth herein, the Administrator may not institute an Exchange Program.
(b)Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights.
(c)Minimum Vesting Requirements.
(i)    General. Except as specified in Section 6(c)(ii), no portion of an Award, other than an automatic, nondiscretionary Award granted to an Outside Director under the Company’s outside director compensation policy, may vest earlier than the one-year anniversary of such Award’s date of grant, except if accelerated by reason of the Participant’s death or Disability.
(ii)    Exception. Awards may be granted to any Service Provider (or Awards may be modified) without regard to the minimum vesting requirements set forth in Section 6(c)(i) to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the Shares reserved for issuance under Section 3(a) (the “5% Limit”). For purposes of clarification, an Award granted in substitution for an equity award of an acquired entity in connection with a transaction described in Section 424(a) of the Code (a “Substituted Award”) shall not count against the 5% Limit. The 5% Limit applies in the aggregate to Awards (other than Substituted Awards) that do not satisfy the minimum vesting requirements set forth in Section 6(c)(i).
(d)Outside Director Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or annual or meeting fees for service as an Outside Director in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 6(d).
7.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
Appendix B - 7

(b)Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)$100,000 Limitation for Incentive Stock Options. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(d)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(e)Option Exercise Price and Consideration.
(i)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(2)In the case of any other Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash (including cash equivalents); (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant; (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
(f)Exercise of Option.
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(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Cessation of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is
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not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)    Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.    Restricted Stock Units.
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(a)Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
10.    Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (if any), and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
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(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
11.    Performance Units and Performance Shares.
(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
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13.Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6(a)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or a Stock Appreciation Right) or vested (with respect to an Award other than an Option or a Stock Appreciation Right), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation
Appendix B - 13

Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c), the Company is the successor corporation with respect to some or all Awards.
Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided by the Administrator or under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Affiliates or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
(d)Outside Director Awards in Connection with Change in Control. With respect to Awards granted to an Outside Director while such individual was an Outside Director, in the event of a Change in Control, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries, Affiliates or Parents, as applicable.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or Affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or Affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
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(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries, Affiliates or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board (or its designated Committee) action to adopt the Plan unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
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(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, each Award granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under the Company’s clawback policy in effect as of the date such Award is granted or any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including, without limitation, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws) (in each case, a “Clawback Policy”). The Administrator may require a Participant to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of any applicable Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 22 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent, Affiliates or Subsidiary of the Company.
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23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
Appendix B - 17

Appendix C
eHealth, Inc.

Amended and Restated 2020 Employee Stock Purchase Plan
Approved by the Board of Directors: April 25, 2024
Approved by the Stockholders: ___________, 2024
1.General; Purpose.
(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.
(b)The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
(c)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2.Administration.
(a)The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.
(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan, (B) whether such Related Corporations will participate in the 423 Component or the Non-423 Component, and (C) to the extent that the Company makes separate Offerings under the 423 Component, in which Offering the Related Corporations in the 423 Component will participate.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v)To suspend or terminate the Plan at any time as provided in Section 12.
(vi)To amend the Plan at any time as provided in Section 12.
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(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.
(viii)To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Related Corporation designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423 of the Code.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.Shares of Common Stock Subject to the Plan.
(a)Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 500,000 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.
(b)If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c)The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4.Grant of Purchase Rights; Offering.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through
Appendix C - 2

incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5.Eligibility.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are "highly compensated employees" (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any
Appendix C - 3

Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.
(f)Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.
6.Purchase Rights; Purchase Price.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7.Participation; Withdrawal; Termination.
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(a)An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.
(d)Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.
(e)During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(f)Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.
8.Exercise of Purchase Rights.
(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
Appendix C - 5

(b)Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).
(d)The Company may require that shares of Common Stock be retained with a particular broker or agent for a designated period of time and/or may establish other procedures to permit tracking of qualifying and disqualifying dispositions of such shares of Common Stock.
9.Covenants of the Company.
The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10.Death of Participant.
If a Participant dies, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11.Adjustments upon Changes in Common Stock; Corporate Transactions.
(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or
Appendix C - 6

may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.
12.Amendment, Termination or Suspension of the Plan.
(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.
(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13.Tax Qualification; Tax Withholding.
(a)Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.
(b)Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through
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a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board.
14.Effective Date of Plan.
The Plan will become effective on the date that it is approved by the Company’s stockholders. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.
15.Miscellaneous Provisions.
(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
(f)If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
(g)All forms referenced in the Plan may be in an electronic format.
16.Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(b)“Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Stock Market or the Financial Industry Regulatory Authority).
(c)“Board” means the Board of Directors of the Company.
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(d)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(f)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(g)“Common Stock” means the Common Stock of the Company.
(h)“Company” means eHealth, Inc., a Delaware corporation.
(i)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(j)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(k)“Director” means a member of the Board.
(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(m)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
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(o)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(p)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(ii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and in a manner that complies with Sections 409A of the Code.
(q)“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market and the Financial Industry Regulatory Authority).
(r)“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(s)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(t)“Offering Date” means a date selected by the Board for an Offering to commence.
(u)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(v)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(w)“Plan” means this eHealth, Inc. 2020 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.
(x)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(y)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(z)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
Appendix C - 10

(aa)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(cc) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.
(dd) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.
Appendix C - 11

EHEALTH, INC.
ATTN: GAVIN GALIMI
13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EHTH2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44683-P04969

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EHEALTH, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Erin L. Russell
02) Cesar M. Soriano
03) Dale B. Wolf

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Named Executive Officers of eHealth, Inc.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of eHealth, Inc. for the fiscal year ending December 31, 2024.	☐	☐	☐
4. Approval of the eHealth, Inc. 2024 Equity Incentive Plan.	☐	☐	☐
5. Approval of an amendment to the eHealth, Inc. 2020 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued by 500,000 shares.	☐	☐	☐

NOTE: In their discretion, each proxy may also vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V44684-P04969

eHealth, Inc.
Annual Meeting of Stockholders
June 12, 2024 9:00 a.m. ET
Via the Internet at www.virtualshareholdermeeting.com/EHTH2024
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Francis S. Soistman and John J. Stelben, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all of the shares of capital stock of eHealth, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of eHealth, Inc. to be held at 9:00 a.m. Eastern Time on June 12, 2024 or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of each of the director nominees named in proposal 1, "FOR" proposals 2-5 and in the discretion of each of the proxies on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side